EXHIBIT 2.1
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                            STOCK PURCHASE AGREEMENT


                                  by and among


                      VITALITY HOME INFUSION SERVICES, INC.


                                   MARC WIENER


                                BARBARA KAMMERER


                                       and


                                 MIM CORPORATION


                           Dated as of January 9, 2002





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                            TABLE OF CONTENTS

                                                                        Page

1.   Definitions...........................................................1


2.   Purchase and Sale of Shares...........................................5


3.   Purchase Price and Payment............................................5

     3.1.     Purchase Price...............................................5
     3.2.     Closing Financial Statements.................................6
     3.3.     Method of Payment............................................6
     3.4.     Release of Escrowed Shares...................................7

4.   Representations and Warranties Concerning Sellers.....................7

     4.1.     Power and Capacity of Sellers................................7
     4.2.     Ownership of the Shares......................................7
     4.3.     No Conflicts.................................................8
     4.4.     Consents and Approvals.......................................8
     4.5.     No Litigation................................................8
     4.6.     Investment Representations...................................8
     4.7.     Residency of Sellers.........................................9

5.   Representations and Warranties of the Company and Sellers.............9

     5.1.     Organization and Qualification of the Company................9
     5.2.     Authority and Validity.......................................9
     5.3.     Subsidiaries................................................10
     5.4.     Charter Documents; Corporate Records........................10
     5.5.     No Conflicts................................................10
     5.6.     Consents, Approvals, Etc....................................10
     5.7.     Capitalization..............................................10
     5.8.     Financial Statements........................................11
     5.9.     Absence of Undisclosed Liabilities..........................11
     5.10.    Absence of Certain Changes..................................11
     5.11.    Taxes.......................................................12
     5.12.    Accounts Receivable; Accounts Payable.......................14
     5.13.    Officers, Directors and Employees; Labor Relations..........14
     5.14.    Litigation..................................................15
     5.15.    Compliance with Laws; Company Permits.......................15
     5.16.    Title to Assets; Absence of Encumbrances....................17
     5.17.    Real Property; Leases.......................................18
     5.18.    Intellectual Property.......................................18
     5.19.    Bank Accounts...............................................19
     5.20.    Employee Benefit Plans......................................19
     5.21.    Indebtedness................................................20



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     5.22.    Environmental Laws..........................................20
     5.23.    Insurance...................................................20
     5.24.    Contracts...................................................21
     5.25.    Certain Payments............................................22
     5.26.    Customers...................................................22
     5.27.    Inventory...................................................23
     5.28.    Condition and Sufficiency of Properties and Assets..........23
     5.29.    Pharmaceutical Regulation...................................23
     5.30.    Disclosures.................................................23

6.   Representations and Warranties of Buyer..............................24

     6.1.     Organization and Authority; Due Authorization and Execution.24
     6.2.     Consents, Approvals, Etc....................................24
     6.3.     No Conflicts................................................24
     6.4.     Issuance of Buyer Stock.....................................24
     6.5.     Buyer Reports...............................................25
     6.6.     Absence of Material Adverse Change..........................25
     6.7.     Litigation..................................................25
     6.8.     Monetary Consideration......................................25
     6.9.     Disclosures.................................................25

7.   Covenants of the Parties.............................................25

     7.1.     Operation of the Business Pending Closing...................25
     7.2.     Covenant of Parties' Efforts and Good Faith.................27
     7.3.     Diligence Review............................................27
     7.4.     Further Assurances..........................................28
     7.5.     Certain Tax Matters.........................................28
     7.6.     Notice of Developments......................................30
     7.7.     No Shop.....................................................31
     7.8.     Listing of Buyer Stock......................................31
     7.9.     Pharmacy Insurance..........................................31
     7.10.    Rule 144....................................................31
     7.11.    Employees...................................................32
     7.12.    Audit Representation Letter.................................32
     7.13.    Inventory Valuation.........................................32
     7.14.    Employee Benefit Plans......................................32
     7.15.    Insurance Coverage..........................................32
     7.16.    Assignment of Automobile Leases.............................32
     7.17.    Assignment of Domain Name...................................33
     7.18.    Bad Debt Schedule...........................................33

8.   Conditions Precedent.................................................33

     8.1.     Conditions Precedent to Buyer's Obligations.................33
     8.2.     Conditions Precedent to Sellers' Obligations................34



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9.   Closing..............................................................35

     9.1.     Closing Date and Place of Closing...........................35
     9.2.     Sellers' Deliveries.........................................36
     9.3.     Buyer's Deliveries..........................................36

10.  Termination..........................................................37

     10.1.    Right of Parties to Terminate...............................37
     10.2.    Effect of Termination.......................................37

11.  Indemnification......................................................38

     11.1.    Indemnity...................................................38
     11.2.    Limitations.................................................38
     11.3.    Notice of Claim; Right to Participate in and
                Defend Third Party Claims; Non-Third Party Claims.........40

12.  Miscellaneous........................................................41

     12.1.    Binding Effect; Assignment..................................41
     12.2.    Notices.....................................................41
     12.3.    Severability................................................43
     12.4.    Brokerage...................................................43
     12.5.    Governing Law...............................................43
     12.6.    Consent to Jurisdiction.....................................43
     12.7.    Representations and Covenants of the Company and Sellers....43
     12.8.    Entire Agreement............................................44
     12.9.    Additional Acts and Documents...............................44
     12.10.   No Waiver...................................................44
     12.11.   Counterparts; Facsimile Signatures..........................44
     12.12.   Press Releases..............................................44
     12.13.   No Third-Party Beneficiaries................................44
     12.14.   Fees and Expenses...........................................45
     12.15.   Headings....................................................45
     12.16.   Knowledge...................................................45



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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 9, 2002 by and among Vitality Home Infusion Services, Inc., a New York corporation (the "Company"), Marc Wiener ("Wiener") and Barbara Kammerer ("Kammerer") (each, a "Seller" and collectively, the "Sellers"), and MIM Corporation, a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Sellers own all of the issued and outstanding capital stock of the Company;

     WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the issued and outstanding capital stock of the Company upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, the Board of Directors of each of the Company and Buyer has authorized it to execute, deliver and perform this Agreement on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the indicated meanings:

     "2001  Financial  Statements"  has the  meaning  set forth in  Section  3.2 hereof.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

     "Agreement" has the meaning set forth in the Preamble hereto.

     "Bad Debt Schedule" means a schedule prepared by or on behalf of the Company, on a basis consistent with the 2001 Financial Statements, that sets forth accounts receivables that were outstanding as of December 31, 2001 for more than 60 days, which were written off as bad debts as of December 31, 2001.

     "Basket" has the meaning set forth in Section 11.2 hereof.

     "Business Day" means a day other than Saturday, Sunday or a day on which banks in New York, New York are not required to be open or are authorized to remain closed.

     "Buyer" has the meaning set forth in Preamble hereto.

     "Buyer Due Diligence Information" has the meaning set forth in Section 7.3 hereof.

     "Buyer Reports" means the reports required to be filed by Buyer, including all exhibits filed with such reports, pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

     "Buyer Representatives" has the meaning set forth in Section 7.3 hereof.


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     "Buyer Stock" has the meaning set forth in Section 3.1 hereof.

     "Claim Notice" has the meaning set forth in Section 11.3 hereof.

     "Closing" has the meaning set forth in Section 9.1 hereof.

     "Closing Balance Sheet" has the meaning set forth in Section 3.2 hereof.

     "Closing Financial Statements" has the meaning set forth in Section 3.2 hereof.

     "Closing Date" has the meaning set forth in Section 9.1 hereof.

     "Closing Share Value" has the meaning set forth in Section 3.1 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the Recitals hereof.

     "Company Permits" has the meaning set forth in Section 5.15 hereof.

     "Confidentiality  Agreement"  has the  meaning  set  forth in  Section  7.3 hereof.

     "Contracts" has the meaning set forth in Section 5.24 hereof.

     "Customers" has the meaning set forth in Section 5.26 hereof.

     "DEA" means the United States Drug Enforcement Administration.

     "Due  Diligence  Information"  has the  meaning  set forth in  Section  7.3 hereof.

     "Employee Benefit Plan" has the meaning given in Section 3(3) of ERISA.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "Environmental Laws" means all applicable Laws that relate to protection of the Environment, pollution control, Hazardous Materials or Hazardous Activity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, as amended.

     "Escrow Agent" has the meaning set forth in Section 3.1 hereof.

     "Escrow Agreement" has the meaning set forth in Section 3.1 hereof.

     "Escrow Shares" has the meaning set forth in Section 3.1 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Federal Health Care Program" has the meaning given in Section 1128B(f) of the Social Security Act.

     "Final Escrow Certificate" has the meaning set forth in Section 3.4 hereof.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Authority" means any United States federal, state or local or foreign government or governmental, regulatory or administrative authority,


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department, agency, commission, entity or other political subdivision thereof or any court, tribunal, or judicial or arbitral body including, without limitation, any entity primarily engaged in regulating the health insurance or medical industries or the practice of pharmacy.

     "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use of Hazardous
Materials in, or under, about or from any facility owned or leased by the Company into the Environment.

     "Hazardous Materials" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including, without limitation, petroleum and all derivatives thereof or synthetic substitutes therefor, and asbestos or asbestos-containing materials.

     "Historical Financial Statements" has the meaning set forth in Section 5.8 hereof.

     "Indebtedness" means (i) all obligations for borrowed money or with respect to advances of any kind (other than trade credit incurred in the ordinary of business); (ii) all obligations evidenced by bonds, debentures, notes or similar instruments; and (iii) guarantees of the indebtedness of others.

     "Indemnitee" means the Person making a claim under Section 11 hereof.

     "Indemnifying Party" means the Person against whom a claim under Section 11 hereof is asserted.

     "Intellectual Property" has the meaning set forth in Section 5.18 hereof.

     "Interim Financial Statements" has the meaning set forth in Section 5.8 hereof.

     "Last Balance Sheet" has the meaning set forth in Section 5.8 hereof.

     "Law"  means  any  law,  statute,   ordinance,  rule,  regulation,   order,
injunction, writ or decree of any Governmental Authority.

     "Lease Agreement" means the Lease Agreement to be entered into by Bar-Marc Realty, LLC, as landlord, and the Company, as tenant, for the premises located at 10 Powerhouse Road, Roslyn Heights, NY 11577, including the guaranty thereof by Buyer, which Lease Agreement shall be reasonably satisfactory to the landlord and Buyer.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Laws and those arising under any contract, agreement, arrangement, commitment or undertaking.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, claim, security interest or other encumbrance in respect of such asset.

     "Losses" has the meaning set forth in Section 11.1 hereof.

     "Material Adverse Effect" means, with respect to any Person, the occurrence of any event or the existence of any circumstance that represents a change in, or effect on, such Person or its business that, individually or in the aggregate with any other such changes in, or effects on, such Person or its business is,


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or could reasonably likely be, materially  adverse to the business,  operations, assets, Liabilities, results of operations or the condition (financial or otherwise) of such Person, individually or in the aggregate. For purposes of this Agreement, events, changes, circumstances or effects relating in general to the businesses or industries in which a Person operates shall not be deemed to have a Material Adverse Effect on such Person.

     "Medical   Reimbursement   Programs"   means  all  private  and  government
reimbursement programs, including, but not limited to, Medicare, Medicaid, CHAMPUS and all other programs that qualify as a Federal Health Care Program.

     "Order" means any order, judgment, injunction, award, decree or writ of any Governmental Authority.

     "Permitted Liens" means: (i) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable; (ii) Liens for Taxes, assessments or other governmental charges or levies that are being contested in good faith by appropriate proceedings and are set forth on Schedule 1 hereto; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by statute; (iii) Liens incurred or deposits made in connection with worker's compensation, unemployment insurance or other types of social security; and (iv) minor imperfections of title or similar liens which do not impair the value of the property subject to such lien or interfere with the use of such property.

     "Person" means any natural person, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Authority.

     "Plan" means the Vitality Home Infusion Services, Inc. Profit Sharing Plan.

     "Pro Rata Basis" means with respect to any liability or entitlement of Sellers under this Agreement, the proportionate amount payable by or to each Seller, as the case may be, which shall be determined by multiplying the total liability or entitlement of the Sellers by a percentage that is equal to, in the case of Wiener, 66 2/3%, and, in the case of Kammerer, 33 1/3%.

     "Purchase Price" has the meaning set forth in Section 3.1 hereof.

     "Related Person" means: (i) one or more Sellers; (ii) the spouses, children and other lineal descendants and any other member of the immediate family, as defined in Rule 16a-1 under the Exchange Act, of any Seller; (iii) any corporation, partnership, joint venture or other entity or other enterprise owned or controlled by any Seller or by any Related Person of a Seller; and (iv) any trust of which any Seller or member of the immediate family of a Seller is a grantor or beneficiary.

     "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

     "Scrip Solutions" means Scrip Solutions, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer.

     "Section 338(h)(10) Election" has the meaning set forth in Section 7.5 hereof. "Securities Act" means the Securities Act of 1933, as amended.

     "Selected Accounting Firm" has the meaning set forth in Section 3.2 hereof.

     "Seller" and "Sellers" have the meaning set forth in the Preamble hereto.



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     "Seller Due Diligence Information" has the meaning set forth in Section 7.3 hereof.

     "Sellers' Representatives" has the meaning set forth in Section 7.3 hereof.

     "Tax Controversy" has the meaning set forth in Section 7.5 hereof.

     "Taxes" means all income, franchise, capital stock, real property, personal property, tangible, employment, withholding, transfer, sales, use, excise, gross receipts, alternative minimum and all other taxes (including interest, penalties or additions associated therewith) for which the Company has liability imposed by any Governmental Authority.

     "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation, or enforcement of or compliance with any applicable Law relating to Taxes.

     "Termination Date" has the meaning set forth in Section 10.1 hereof.

     "Third Party Claim" has the meaning set forth in Section 11.3 hereof.

     "Transaction Document" means any agreement, certificate, instrument or other document executed by the Company and/or a Seller and/or Buyer pursuant to this Agreement, in each case only applicable to the relevant party or parties to such Transaction Document, as indicated by the context in which such term is used.

     2. Purchase and Sale of Shares. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing each Seller shall sell, transfer, assign and deliver to Buyer all of the shares of capital stock of the Company owned by such Seller, free and clear of all Liens, and Buyer shall purchase such shares of capital stock from each Seller. The number of shares of capital stock of the Company owned by each Seller is set forth across from such Seller's name on Schedule 5.7 hereto. If at any time prior to the Closing any Seller acquires any further right, title or interest in any additional shares of capital stock of the Company or any other equity security of the Company or any right of any kind to have such equity security issued, such Seller agrees that such right, title or interest shall become subject to and shall be sold under this Agreement for no additional consideration.

     3. Purchase Price and Payment.

     3.1. Purchase Price. Subject to Section 3.2 hereof, the aggregate purchase price for all of the shares of capital stock of the Company to be purchased hereunder shall be $45,000,000 (the "Purchase Price"). The Purchase Price shall be paid by delivery at the Closing to Sellers, on a Pro Rata Basis, of the following:

     (a) $35,000,000 in cash; and

     (b) a number of shares of common stock of Buyer, par value $.0001 per share (the "Buyer Stock"), as is determined by dividing $10,000,000 by the average of the closing sale price of a share of Buyer Stock as reported by the NASDAQ Stock Market for each of the 20 consecutive trading days ending on the date of this Agreement (the "Closing Share Value"), of which a number of shares (the "Escrow Shares") of Buyer Stock (rounded to the nearest whole share) having a value of $4,400,000 shall be placed in escrow pursuant to the terms of an Escrow


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Agreement reasonably  satisfactory to Buyer and Sellers (the "Escrow Agreement")
by and among Buyer, Sellers and the escrow agent named therein (the "Escrow Agent") in order to secure Sellers' indemnification obligations under Section 11.

     3.2. Closing Financial Statements.

     (a) Within 45 calendar days after the Closing Date, Sellers, at the expense of the Company, shall prepare or cause to be prepared (i) an unaudited balance sheet of the Company as of December 31, 2001 and unaudited statements of income, shareholders' equity and cash flows of the Company for the year ended December 31, 2001 and (collectively, the "2001 Financial Statements"), and (ii) an unaudited balance sheet of the Company as of the close of business on the Closing Date (the "Closing Balance Sheet") and unaudited statements of income, shareholders' equity and cash flows of the Company for the period January 1, 2002 through the close of business on the Closing Date (together with the Closing Balance Sheet collectively the "Closing Financial Statements"). Except as set forth on Schedule 3.2, the 2001 Financial Statements and the Closing Financial Statements shall be prepared in accordance with GAAP applied in a manner and using policies consistent with those utilized in preparing the Historical Financial Statements to the extent such application and policies are consistent with GAAP.

     (b) Promptly after receipt of the Closing Financial Statements, Sellers shall deliver to Buyer a copy thereof. Sellers shall provide Buyer and its accountants with reasonable access (for a period of not more than 45 days after receipt by Buyer of the Closing Financial Statements) to the work papers and other documents prepared by, or on behalf of, Sellers or Frendel, Brown & Weissman relating to the preparation of the Closing Financial Statements for the purpose of reviewing and determining whether to accept or dispute the Closing Financial Statements. If Buyer does not dispute any amount set forth on the Closing Financial Statements, the Closing Financial Statements shall be final, conclusive and binding on all of the parties hereto. If Buyer disputes any amount set forth on the Closing Financial Statements, it shall so notify Sellers in writing within 45 calendar days after delivery of the Closing Financial Statements, specifying its objections and the reasons therefor in reasonable detail (the "Dispute Notice"). Buyer and Sellers shall use reasonable efforts to resolve the dispute. If the dispute is not resolved within 20 calendar days after delivery of the Dispute Notice, Buyer and Sellers shall promptly submit the dispute to David Berdon & Co. LLP (the "Selected Accounting Firm") with a request to resolve the items subject to dispute and deliver its report thereon to Buyer and Sellers within 20 calendar days of its appointment. The Closing Financial Statements, as finally determined pursuant to this Section 3.2(b), shall be referred to as the Final Closing Financial Statements. The fees and expenses of the Selected Accounting Firm shall be shared equally by Buyer, on the one hand, and Sellers, on the other hand (on a Pro Rata Basis).

     3.3. Method of Payment. The parties agree that all cash payments to be made by one party to another hereunder shall be made by wire transfer of immediately available funds to such bank account as shall be designated in writing to the payor or payors by the Person entitled to receive such payment. Whenever any payment hereunder shall be stated to be due on or by no later than a day that is not a Business Day, such payment shall be made on or by no later than the next succeeding Business Day.



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     3.4. Release of Escrowed  Shares.  Within 30 days following the delivery to
Buyer by Buyer's independent accountants of Buyer's audited financial statements for its fiscal year ended December 31, 2002 but in no event later than April 30, 2003, Buyer shall deliver to the Escrow Agent a certificate (the "Final Escrow Certificate") identifying, in reasonable detail, each outstanding claim for indemnification under Section 11 with respect to which a Seller is an Indemnifying Party together with Buyer's good faith estimate of the amount of such claim. To the extent that the aggregate estimated amount of any claims identified by Buyer in the Final Escrow Certificate is less than the value of the Escrowed Shares held in escrow (valued at the Closing Share Value), then Buyer shall direct the Escrow Agent to deliver to Sellers, on a Pro Rata Basis, all of the Escrow Shares then held in escrow less such number of Escrow Shares having a value (based on the Closing Share Value) equal to the aggregate estimated amount of such identified claims. In the event that the Final Escrow Certificate does not identify any such claims, or in the event that the Final Escrow Certificate is not delivered to the Escrow Agent by the time required under this Section 3.4, then the Escrow Agent shall release all of the Escrow Shares to Sellers, on a Pro Rata Basis. The parties agree that each Escrow Share to be released from escrow, whether upon termination of the escrow or upon payment of a claim for indemnification, shall be valued at the Closing Share Value.

     4.  Representations  and  Warranties   Concerning  Sellers.   Each  Seller,
severally and not jointly, represents and warrants to Buyer as follows:

     4.1. Power and Capacity of Sellers. Each Seller has the full right, power, capacity and authority to execute and deliver this Agreement and each
Transaction Document to which such Seller is a party, to consummate the transactions contemplated hereby and thereby and to perform his or her obligations hereunder and thereunder. This Agreement is, and each of the Transaction Documents to which such Seller is a party has been, or at the Closing will be, duly and validly executed and delivered by each Seller. This Agreement constitutes, and each of the Transaction Documents to which such Seller is a party when executed will constitute, the legal, valid and binding obligation of such Seller, enforceable against each Seller in accordance with its respective terms.

     4.2. Ownership of the Shares. Each Seller is the owner, beneficially and of record, of the number of shares of capital stock of the Company set forth across from such Seller's name on Schedule 5.7 hereof and has good and marketable title to such shares of capital stock, free and clear of any Lien, and such shares have been duly and validly issued and are fully paid and nonassessable (except as provided in Section 630 of the New York Business Corporation Law). Other than the number of shares of capital stock of the Company set forth across from such Seller's name on Schedule 5.7 hereof, such Seller owns no other shares of capital stock of the Company or any other equity security of the Company or right of any kind to have any such equity security issued. At the Closing, Buyer will obtain good and valid title to all shares of capital stock of the Company owned by each Seller, free and clear of any Liens. Each Seller has the exclusive right, power and authority to transfer, sell, assign, encumber and vote the shares of capital stock of the Company owned by such Seller. No Seller is a party to or bound by any agreement affecting or relating to such Seller's right to transfer, sell, assign, encumber or vote the shares of capital stock of the Company owned by such Seller.

     4.3. No Conflicts. Neither the execution and delivery of this Agreement or any of the Transaction Documents to which such Seller is a party, the performance by such Seller of his or her obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will, with or without the giving of notice or the lapse of time, or both, (i) assuming the consents, approvals and authorizations set forth on Schedule 4.4 are obtained, violate any provision of any Law to which such Seller is subject; (ii) violate any Order applicable to such Seller; or (iii) result in the creation or imposition of any Lien upon the shares of capital stock of the Company owned by such Seller or any of the properties or assets of the Company.

     4.4. Consents and Approvals. Except as set forth on Schedule 4.4, no consent, approval or authorization of, declaration, filing or registration with, or notice to, any Governmental Authority or other third party on the part of such Seller is required to be made or obtained by such Seller in connection with the execution or delivery of this Agreement or the Transaction Documents to which such Seller is a party, the performance by such Seller of such Seller's obligations hereunder or thereunder, or the consummation by such Seller of the transactions contemplated hereby or thereby.

     4.5. No Litigation. There is no action, suit, investigation or proceeding pending, or, to the knowledge of such Seller, threatened, against or affecting such Seller before any Governmental Authority which in any manner challenges, or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement and the Transaction Documents.

     4.6. Investment Representations.

     (a) Such Seller is acquiring the shares of Buyer Stock to be issued pursuant to Section 3.1(b) hereof solely for investment, for such Seller's own account and not with a view to, or for resale in connection with, any distribution of any of the shares of Buyer Stock in violation of the Securities Act or any applicable state securities laws. Such Seller covenants and agrees that if such Seller makes a gift of Buyer Stock to one or more Related Persons and/or employees of the Company, each such Related Person and/or employee shall make in writing the investment representation in this Section 4.6(a) and agree to be bound by the restrictions on transfer of Buyer Stock contained in this Agreement. Such Seller understands that the shares of Buyer Stock to be issued pursuant to Section 3.1(b) hereof have not been registered under the Securities Act or any applicable state securities laws by reason of specified exemptions therefrom that depend upon, among other things, the bona fide nature of such Seller's investment intent as expressed herein and as explicitly acknowledged hereby and that under such Laws such securities may not be resold without registration under the Securities Act and applicable state securities laws unless an applicable exemption from registration is available;

     (b) Such Seller is not a party to any other agreement or arrangement for the disposition of any Buyer Stock;

     (c) Such Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act;

     (d) Such Seller, by reason of his or her business and financial experience, has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the shares of Buyer Stock, is able to bear the economic risk thereof, and is able to afford a total loss of his or her investment in the Buyer Stock; and

     (e) Such Seller has had an adequate opportunity to ask questions of and receive answers from the officers of Buyer concerning any and all matters relating to the transactions contemplated hereby, and has asked all questions of the nature described in preceding clause, and all those questions have been answered to his or her satisfaction.

     4.7. Residency of Sellers. Such Seller is a resident of the State of New York for state income tax purposes.

     5. Representations and Warranties of the Company and Sellers. The Company and Sellers hereby represent and warrant to Buyer as follows:

     5.1. Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of New York. The Company has the requisite corporate power and all lawful authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the
Company. Schedule 5.1 sets forth a complete and correct list of all jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation.

     5.2. Authority and Validity. The Company has all requisite corporate power and all lawful authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party or the performance by the Company of its obligations hereunder or thereunder. This Agreement is, and each of the Transaction Documents to which the Company is a party has been, or, at the Closing will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and each of the Transaction Documents to which the Company is a party when executed will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

     5.3. Subsidiaries. Except as set forth on Schedule 5.3, at all times from the date of its incorporation the Company has not owned or controlled, directly or indirectly, any interest in any other Person, and will not do so up to and including the Closing Date.

     5.4. Charter Documents; Corporate Records. The Company has previously delivered to Buyer true, correct and complete copies of the Certificate of Incorporation and By-Laws of the Company as in effect as of the date of this Agreement. The copies of minutes of directors' and shareholders' meetings and the stock books of the Company that have previously been delivered to Buyer are the true, complete and correct records of directors' and shareholders' meetings and stock issuances through and including the date of this Agreement.

     5.5. No Conflicts. Except as set forth on Schedule 5.5, neither the execution and delivery of this Agreement or any of the Transaction Documents by the Company, the consummation of the transactions contemplated hereby and thereby, nor the performance by the Company of its obligations hereunder or thereunder will, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of the Certificate of Incorporation or By-Laws of the Company; (ii) violate, conflict with, result in a breach or default under, or cause the termination or acceleration of any mortgage, indenture, material contract, Company Permit, instrument, trust document or other agreement or document to which the Company is a party or by which the Company or any of its assets or properties are bound; (iii) violate any provision of any Law to which the Company is subject; (iv) violate any Order applicable to the Company; (v) result in the revocation or suspension of any Company Permit; or (vi) result in the creation or imposition of any Lien upon any properties or assets of the Company.

     5.6. Consents, Approvals, Etc. Except as set forth on Schedule 5.6 hereof, no approval of, declaration, filing or registration with, or notice to, any Governmental Authority or other third party on the part of the Company is required to be made or obtained in connection with the execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby or thereby or the performance by the Company of its obligations hereunder or thereunder.

     5.7. Capitalization. The authorized capital stock of the Company and the number of issued and outstanding shares thereof is set forth on Schedule 5.7 hereof. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attached to the ownership thereof, except as provided in Section 630 of the New York Business Corporation Law. Except as set forth on Schedule 5.7, (i) there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments or other agreements or arrangements of any character or nature whatsoever under or pursuant to which the Company is or may become obligated to issue any shares of its capital stock;
(ii) there are no outstanding obligations (contingent or otherwise) of the Company to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any distribution in respect thereof; (iii) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company; and
(iv) there are no outstanding obligations (contingent or otherwise) of the Company to issue any subscription, option, warrant, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of the Company. All of the issued and outstanding shares of capital stock of the Company have been issued in compliance with all applicable Laws, including, without limitation, all federal and state securities laws. There are no shares of capital stock of the Company held in the Company's treasury. The Company has never redeemed or repurchased any shares of its capital stock. The Sellers have no liability for wages under Section 630 of the New York Business Corporation Law.

     5.8. Financial Statements.

     (a) The Company has delivered to Buyer correct and complete copies of (i) the Company's balance sheet and related statement of income, retained earnings and cash flows for the fiscal year ended December 31, 2000, as audited by Frendel, Brown & Weissman, as shown in its report thereon attached thereto (collectively, the "Historical Financial Statements") and (ii) the Company's unaudited balance sheet and related statements of income, retained earnings and cash flows for the nine month period ended September 30, 2001 (collectively, the "Interim Financial Statements"). The balance sheet as at September 30, 2001 included in the Interim Financial Statements is referred to herein as the "Last Balance Sheet".

     (b) The Historical Financial Statements and the Interim Financial Statements (i) were prepared from the books and records of the Company; (ii) present fairly, in all material respects, the financial condition and results of operations of the Company as of the date or dates and for the period or periods therein specified, subject to the qualifications indicated in the accountants' report; and (iii) have been prepared in accordance with GAAP applied on a consistent basis, except as noted or disclosed in such financial statements, and except that the Interim Financial Statements do not contain notes and are subject to normal recurring year end adjustments.

     (c) The books of account and other financial records of the Company (i) reflect all material items of income and expense and all material assets and Liabilities required to be reflected therein and (ii) are in good order and have been properly maintained in all material respects in accordance with good business and accounting practices.

     5.9. Absence of Undisclosed Liabilities. There are no material Liabilities of the Company and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in any material Liabilities, other than Liabilities (i) shown, noted or reflected on or reserved against on the Last Balance Sheet; (ii) incurred since the date of the Last Balance Sheet in the ordinary course of business consistent with past practice;
(iii) incurred in connection with the transactions contemplated hereby; and (iv) that are set forth on Schedule 5.9 hereto. There are no reserves for Liabilities of the Company required to be reflected on the Last Balance Sheet in accordance with GAAP applied on a basis consistent with past practices of the Company that are not so reflected.

     5.10. Absence of Certain Changes. Except as set forth on Schedule 5.10, since the date of the Last Balance Sheet, there has not been:

     (i) any change in the financial condition or business of the Company which has had or would reasonably be expected to have a Material Adverse Effect on the Company;

     (ii) any merger or consolidation or agreement to merge or consolidate with any other Person involving the Company or any acquisition of, or agreement to sell or acquire, any substantial part of the stock, business, property or assets of, any other Person, to which the Company was a party;

     (iii) any issuance of any shares of capital stock of the Company, or any options, warrants or other rights to acquire any shares of capital stock of the Company;

     (iv) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of any shares of capital stock of the Company or any redemption, purchase or other acquisition of any shares of capital stock of the Company ;

     (v) any split, combination or reclassification of any outstanding shares of the Company's capital stock or any issuance or authorization of any other securities in respect of, in lieu of or in substitution for the outstanding shares of the Company's capital stock;

     (vi) any material change in any method of accounting or accounting practice used by the Company, except as required by Law or resulting from a change in GAAP;

     (vii) any increase in compensation, bonus or other benefits payable or to become payable by the Company to any of its directors, officers or employees, other than in the ordinary course of business;

     (viii) except for advances of business expenses in the ordinary course of business (not to exceed $25,000 in the aggregate), any making by the Company of any loan or advance to any Seller, any Related Person, any officer or director of, or consultant to, the Company, or any other loan or advance; or

     (ix) any sale, abandonment or other disposition of any of the Company's properties or assets, other than in the ordinary course of business.

     5.11. Taxes.

     (a) The Company has, or in the case of Tax Returns becoming due prior to the Closing Date will have, prior to the Closing Date, duly and timely filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it on or before the Closing Date with respect to all applicable Taxes. On the date of this Agreement, the Company is not the beneficiary of any extension of time within which to file any Tax Return. All of the Company's Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) accurate and complete in all material respects. The Company has paid or established (or, in the case of amounts becoming due after the date hereof will have prior to the Closing Date paid or established), in conformity with GAAP applied on a basis consistent with prior practice in preparation of the Historical Financial Statements, adequate reserves for the payment of all Taxes due or claimed to be due by any Governmental Authority in connection with any of the Company's Tax Returns. The Company has not been notified by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) Except for Taxes arising in the ordinary course of business after the date of the Interim Financial Statements, the Company, either in its own right or as a transferee, does not have any liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date, or reserved for on the Closing Balance Sheet, all amounts for such period required to be paid, withheld or collected by the Company for income taxes, social security taxes, unemployment insurance taxes and other employee withholding taxes have been so paid, withheld or collected, and either paid to the respective Governmental Authority or set aside for such purpose and accrued and reserved against and entered upon the Closing Balance Sheet. Except as disclosed on Schedule 5.11(b) (with respect to periods prior to the date of this Agreement) or on the Closing Balance Sheet (with respect to periods ending on or prior to the Closing Date), there exists no proposed Tax assessment against the Company.

     (c) There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of Sellers, threatened in respect of any Taxes for which the Company is or may become liable, nor, to the knowledge of Sellers, has any deficiency or claim for any such Taxes been proposed or asserted. The Company has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company. There is no agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company and no power of attorney granted by the Company with respect to any Tax matters is currently in force.

     (d) The Company and Sellers have made available to Buyer for inspection complete and correct copies of all Tax Returns filed by the Company with any Governmental Authority, and all material written communications relating to any such Tax Returns, for each taxable year ending on or after December 31, 1997.
Schedule 5.11(d) sets forth a complete list of all jurisdictions in which the Company files Tax Returns.

     (e) Except as set forth on Schedule 5.11(e), at all times during its existence, the Company (and any predecessor of the Company) has had a valid S corporation election in effect under Sections 1361 and 1362 of the Code and
Section 660 of the New York State Tax Law. Schedule 5.11(e) sets forth all jurisdictions in which the Company is required to pay Taxes. The Company will be a valid S corporation under Sections 1361 and 1362 of the Code and Section 660 of the New York State Tax Law up to and including the Closing Date.

     (f) The Company will not be liable for any Tax under Section 1374 of the Code in connection with the deemed sale of the Company's assets caused by a
Section 338(h)(10) Election made at the option of Buyer. The Company has not in the past 10 years (A) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

     5.12. Accounts Receivable; Accounts Payable.

     (a) Schedule 5.12 sets forth an aged list of the accounts receivable of the Company at September 30, 2001. All such accounts receivable, and all accounts receivable which have arisen since September 30, 2001 (i) arose in the ordinary course of business and, subject to the Company's allowance for doubtful accounts as reflected in the Last Balance Sheet, are fully collectible; (ii) represent monies due for goods sold and delivered or services rendered in the ordinary course of business; and (iii) are not subject to any refunds or adjustments, asserted or threatened defenses, rights of set-off or counterclaims, or assignment, restrictions or Liens, except that they may be subject to deduction, refund, rights of set-off, claims arising out of contractual audit rights contained in the Company's provider contracts, delays in payment and other offsets and reductions in the ordinary course of business of the Company. Except as set forth on Schedule 5.12, (i) to the knowledge of Sellers, as of the date of this Agreement, there is no factual basis for any deduction, refund, rights of set-off, claims arising out of contractual audit rights contained in the Company's provider contracts, delays in payment or other offsets and reductions;
(ii) all such accounts receivable were current at September 30, 2001; and (iii) to the knowledge of Sellers, at the date of this Agreement there is no dispute regarding the collectibility of any such accounts receivable.

     (b) All accounts payable of the Company which are reflected in the Last Balance Sheet, and all such payables which have arisen since the date thereof, have arisen only from bona fide transactions in the ordinary course of business.

     5.13. Officers, Directors and Employees; Labor Relations.

     (a) Schedule 5.13 sets forth a complete and correct list of (i) the officers and directors of the Company and the total compensation, including bonuses, of each officer and director of the Company for the year 2001; (ii) the name of each other employee, including each employee on leave of absence or layoff status, consultant, independent contractor, agent or other representative of the Company who received $50,000 or more in any form of compensation from the Company in 2000 and/or is expected to receive in excess of $50,000 during 2001;
(iii) any commitment or agreement made by the Company to increase wages or to modify the conditions or terms of retention by the Company of any of the Persons referred to in clause (ii) above; and (iv) any notice of termination of employment or resignation since July 1, 2001 given by any Person required to be listed on Schedule 5.13.

     (b) The Company is currently in compliance in all material respects with all Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, collective bargaining, occupational safety and health, and plant closing. The Company is not liable for the payment of any material compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for any failure to comply with any of the foregoing Laws. No unfair labor practice complaint against the Company is pending before the National Labor Relations Board.

     (c) The Company has not been the subject of any union organizing activity, and there has not been any strike called, or, to the knowledge of Sellers, threatened to be called against the Company. The Company has no agreement with any union or collective bargaining group.

     (d) Except as set forth in Schedule 5.13 (i) the consummation of the transactions contemplated hereby will not cause the Company to incur or suffer any Liability relating to, or obligation to pay severance, termination or other payments to any Person, and (ii) no employee of the Company has any contractual right to continued employment by the Company.

     (e) None of the arrangements and other agreements described in this Section
5.13 or set forth on Schedule 5.13 violate in any material respect any applicable Law and the Company is not in any material breach of any of its obligations under any such arrangements or agreements. The Company has no obligations to provide any compensation or benefits to any individual which is comparable to the compensation or benefits described in the agreements and arrangements set forth on Schedule 5.13 (other than the severance arrangements described thereon) except as expressly set forth in such schedule. The annual cost to the Company to provide the life insurance and perquisites described under the heading "Additional Benefits" on Schedule 5.13 does not exceed $50,000 and, except as described on Schedule 5.13, all such agreements and arrangements can be terminated at any time following the Closing without liability.

     5.14. Litigation. Except as set forth on Schedule 5.14, as of the date of this Agreement there is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of Sellers, threatened against or involving the Company or its assets (whether or not covered by insurance) and to the knowledge of Sellers, there exists no basis for the commencement of any action, suit, proceeding or investigation against the Company. There is no Order outstanding against the Company or related to its properties or assets. There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of Sellers, threatened against or affecting the Company before any Governmental Authority which seeks to restrain, prohibit or otherwise challenge the execution and delivery of this Agreement or any of the Transaction Documents, the performance by the Company of its obligations hereunder or thereunder, or the consummation, legality or validity of any of the transactions contemplated hereby or thereby.

     5.15. Compliance with Laws; Company Permits.

     (a) The business and operations of the Company have been conducted in compliance, and are currently in compliance, in all material respects, with all applicable Laws and Orders (including, without limitation, Laws and Orders relating to businesses operating in the health care industry, consumer protection, third-party administrative services, insurance, Medicare, Medicaid, confidentiality of health information, third-party reimbursement laws including under any Medical Reimbursement Program, zoning, environmental matters and the safety and health of employees) except for any non-compliance which has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company or for any non-compliance which would not result in cost to the Company in excess of $25,000 in the aggregate. Except as set forth in Schedule 5.15, (i) neither Sellers nor the Company has been charged with or, to the knowledge of Sellers, is now under investigation with respect to, a violation of any applicable Law, Order or other requirement of a Governmental Authority; (ii) neither Sellers nor the Company is a party to, or bound by, any Order or corporate integrity agreement or other formal or informal agreement with a Governmental Authority; (iii) Sellers and the Company have filed all reports required to be filed with any Governmental Authority as to which the failure to file such reports could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and (iv) all such reports are accurate and complete in all material respects.

     (b) The Company has all material permits, certificates, licenses, registrations, certifications, qualifications, approvals and other authorizations from Governmental Authorities (collectively, "Company Permits") required in connection with the operation of its business, including, without limitation, all Company Permits required by the New York State Department of Health, and all Company Permits necessary for the Company to obtain payment under the Medical Reimbursement Programs in which the Company participates, all of which are listed on Schedule 5.15. All Company Permits held by the Company are valid and in good standing, non-probationary, non-provisional and in full force and effect except as set forth on Schedule 5.15. The Company is not subject to any governmental restrictions on its operations that adversely affect the conduct of its business, other than restrictions that apply to all providers of the services or goods furnished by the Company in the relevant jurisdiction. There are no actions or proceedings pending against the Company to revoke, withdraw, terminate or suspend any Company Permit, and neither any Seller nor the Company has received any written notice or other written communication threatening any of the foregoing (other than notices and communications that have been withdrawn or otherwise resolved), and Sellers have no knowledge of any reason why any Company Permit is likely not to be renewed by the applicable Governmental Authority in the ordinary course.

     (c)  Except  as set  forth on  Schedule  5.15,  the  Company  has filed all material claims or other reports required to be filed with respect to the purchase of services, products and supplies in connection with the Medical Reimbursement Programs, in accordance with all Laws and requirements applicable to the Medical Reimbursement Programs. Neither the Company nor any of its officers, directors, shareholders, employees or contractors (acting on behalf of, or in the scope of their employment or retention by, the Company) has been charged with, convicted of, or, to the knowledge of Sellers, is the target or subject of any current or potential investigation relating to, any Medicare, Medicaid or other Federal Health Care Program-related offense, or has been debarred, excluded or suspended from participation in Medicare, Medicaid or any other Federal Health Care Program, or is currently listed on the General Services Administration published list of parties excluded from Federal procurement programs and non-procurement programs.

     (d) Neither the Company nor any of its officers, directors, shareholders, or employees (acting on behalf of, or in the scope of their employment or retention by, the Company) (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under Medicare, Medicaid or other Federal Health Care Program, or relating to the unlawful distribution, prescription, dispensing or delivery of a controlled substance;
(ii) except as set forth on Schedule 5.15, has been debarred, excluded or suspended from participation in Medicare, Medicaid or other Federal Health Care Program; (iii) has had a civil monetary penalty assessed against it under
Section 1128A of the Social Security Act; or (iv) is currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs.

     (e) None of (i) the Sellers, or (ii) the Company and the Company's directors, officers and employees (acting on behalf of, or in the scope of their employment or retention by, the Company) have engaged in any activities which are in violation of the federal Medicare or federal or state Medicaid statutes, Sections 1128, 1128A, 1128B, 1128C or 1877 of the Social Security Act (42 U.S.C.ss.ss.1320a-7, 1320a-7a, 1320a-7b, 1320a-7c and 1395nn), the federal
CHAMPUS statute (10 U.S.C.ss. 1071 et seq.), the False Claims Act (31 U.S.C.ss. 3729 et seq.), the False Statements Accountability Act (18 U.S.C.ss. 1001), the Program Fraud Civil Remedies Act (31 U.S.C.ss.3801 et seq.), the anti-fraud and related provisions of the Health Insurance Portability and Accountability Act of 1996 (e.g., 18 U.S.C.ss.ss. 1035 and 1347), or related regulations or other federal or state laws and regulations, including, but not limited to, the following:

     (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

     (ii) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

     (iii) failure to disclose knowledge by a Medicare or Medicaid claimant or a claimant under any Medical Reimbursement Program of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

     (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Federal Health Care Program; or (ii) in return for purchasing, leasing, or ordering, or arranging, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by any Federal Health Care Program; or

     (v) any other activity which violates any state or federal law relating to prohibiting fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services or the billing for such items or services provided to a beneficiary of any Medical Reimbursement Program.

     (f) The Company is duly accredited as a home infusion and dispensing pharmacy by the Joint Commission on Accreditation of Health Care Organizations with an Updated Overall Evaluation Score of 94. Except as set forth on Schedule 5.15, there are no actions or proceedings to revoke, withdraw, terminate or suspend such accreditation and Sellers have no knowledge of any reason why such accreditation is not likely to be renewed in the ordinary course.

     5.16.  Title to  Assets;  Absence of  Encumbrances.  Except as set forth on
Schedule 5.16 and as set forth in Section 5.18 with respect to Intellectual Property, the Company has good and valid title to all of the properties and assets shown as owned by the Company on its books and records, including, without limitation, all of the properties and assets shown on the Last Balance Sheet or thereafter acquired, except for assets sold or otherwise transferred or disposed of in the ordinary course of business since the date of the Last Balance Sheet, in each case free and clear of all Liens, other than Permitted Liens. All of the properties and assets owned or leased by the Company are adequate and sufficient for the current operations of the business of the Company and such properties and assets now being used by the Company in its business and operations, whether leased or owned, are in good working order and repair, except for ordinary wear and tear.

     5.17. Real Property; Leases.

     (a) The Company does not own any real property or any outstanding options or rights of first refusal to purchase any real property.

     (b) Except for the leases set forth on Schedule 5.17(b), true and complete copies of which have heretofore been delivered by the Company to Buyer, the Company is not a party to any lease or agreement under which the Company is a lessee or lessor of, or holds, manages or operates, any property, real or personal, owned by any third party, or under which any property, real or personal, owned by the Company is held, operated or managed by a third party. The Company is the owner and holder of all leasehold estates purported to be granted by such leases. Each such lease is in full force and effect and constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against, the respective parties thereto. The Company has performed all obligations required to be performed by it to date under such leases so as not to be in default thereunder, and there has not occurred any event which (with or without the giving of notice or lapse of time, or both) would constitute such a default. Except as disclosed on Schedule 5.17(b), no consent is required of any landlord or other party to any lease or any third party to consummate the transactions contemplated hereby.

     5.18. Intellectual Property.

     (a) Schedule 5.18 sets forth a list of (i) all trademarks, trade names, brand names, service names, service marks, copyrights, patents, all software and other licenses, invention disclosures, applications pending and to be filed for any and all of the foregoing and registration thereof and other intangible intellectual property ("Intellectual Property") owned by the Company; (ii) all material agreements pursuant to which the Company has authorized the use, in any business or commercial activity, of any Intellectual Property owned by the Company; and (iii) all licenses granted to the Company for the use of any Intellectual Property of any third Person, other than licenses arising from the purchase of "off the shelf" or standard products. To the knowledge of Seller, the Company is not in material violation of the terms of any license granted to it for the use of any Intellectual Property of any third Person.

     (b) To the knowledge of Sellers, the Company has not infringed upon, or otherwise violated, the intellectual property rights of any third party. The Company has not received any written claim alleging any such infringement or violation. To the knowledge of Sellers, no third party is infringing upon or otherwise violating the intellectual property rights of the Company.

     5.19. Bank Accounts. Schedule 5.19 sets forth a list of all of the Company's bank accounts and other accounts with financial institutions and of the Persons authorized to sign checks or who hold powers of attorney with respect to any of such accounts.

     5.20. Employee Benefit Plans. Except as set forth on Schedule 5.20:

     (a) There are no plans, programs, policies or arrangements (whether written or oral) providing cash or other compensation or benefits of any kind or description whatsoever (whether current or deferred) to, or on behalf of, any employees, former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees of the Company or the dependents of any of them under which the Company has any liability, duty or obligation whatsoever, whether fixed or contingent, including but not limited to, any employment, consulting or severance agreement and any Employee Benefit Plan.

     (b) The Company has furnished to Buyer (i) a correct, complete and current copy of (A) each written Employee Benefit Plan and all amendments to such plan together with any trust agreements or other contracts or agreements which are a part of such plan, and (B) all Internal Revenue Service and Department of Labor rulings or determinations, annual reports, summary plan descriptions, actuarial and other financial reports for all periods ending on or after December 31, 1997 with respect to each such Employee Benefit Plan and (ii) an accurate written summary of all material provisions of each unwritten Employee Benefit Plan.

     (c) All of the assets which have been set aside in a trust account to satisfy any obligations under any Employee Benefit Plan are shown on the books and records of each such trust and each such trust account at their current fair market value as of the most recent valuation date.

     (d) Each Employee Benefit Plan has been established, maintained, operated and administered in compliance in all material respects with all applicable laws, and all applicable reporting and disclosure requirements with respect to each Employee Benefit Plan have been satisfied on a timely basis, including all such requirements under the Code and ERISA. No Employee Benefit Plan is described in ERISA Sections 3(37), 4(b)(4), 4063 or 4064 or is subject to Code
Section 412, ERISA Section 302, or Title IV of ERISA, and the Company and any controlled group member within the meaning of Code Sections 414(b), (c), (m), or
(o), has never maintained or contributed directly or indirectly to (or had an obligation to contribute directly or indirectly to) such a plan. No Employee Benefit Plan which is described in ERISA Section 3(1) provides medical, surgical, hospitalization, death or similar benefits after a termination of employment except to the extent such benefits are required to satisfy the minimum requirements under Part 6 of Title I of ERISA.

     (e) There are no pending or, to the knowledge of Sellers, threatened claims with respect to an Employee Benefit Plan (other than routine claims for benefits made in the ordinary course of the plan's operations) or with respect to the terms and conditions of employment or termination of employment of any employee or former employee of the Company, which claims could reasonably be expected to result in any material liability to the Company, and no audit or investigation by any domestic or foreign governmental or other law enforcement agency is pending or, to the knowledge of Sellers, has been proposed with respect to any

Employee Benefit Plan. All material obligations regarding each Employee Benefit Plan have been satisfied, and there are no outstanding material defaults or violations by any party to any Employee Benefit Plan. No taxes, penalties or fees are owing under any Employee Benefit Plan.

     (f) Each Employee Benefit Plan which the Company has treated as satisfying the requirements of Code Section 401 and each trust which the Company has treated as satisfying the requirements of Code Section 501 have at all times in fact satisfied such requirements in all material respects.

     (g) There have been no prohibited transactions or breaches of fiduciary duty under ERISA or prohibited transactions under the Code for which the Company has any liability or for which the Company has any indemnification obligation to any other Person.

     (h) The Company has the right pursuant to the terms of each Employee Benefit Plan and all agreements related to such plan unilaterally to terminate such plan (or its participation in such plan) or to amend the terms of such plan at any time without triggering a penalty or an obligation to make any additional contributions to such plan.

     (i) The transactions contemplated by this Agreement will not result in any additional payments to or benefit accruals for, or any increase in the vested interest of, any current or former officer, employee, director, consultant, independent contractor, contingent worker, or leased employee or their dependents under any Employee Benefit Plan or result in any obligation of the Company to pay severance, unemployment compensation, or any other payment to any such persons. The transactions contemplated by this Agreement will not result in any payments to any current or former officer, employee or director of the Company, which will be subject to Code Section 280G.

     5.21. Indebtedness. Schedule 5.21 sets forth a list of all Indebtedness of the Company as of the date of this Agreement. The Company is not in default on the payment of any principal amount of, or interest on, any such Indebtedness or of any of the other material covenants of the Company contained therein.

     5.22. Environmental Laws. The Company has not engaged, at any facility owned or leased by it, in any Hazardous Activity, nor has it engaged in any activity requiring identification, permitting, licensing or authorization for the generation, treatment, storage or disposal of Hazardous Waste, except as disclosed on Schedule 5.22. The Company is in compliance in all material respects with the requirements of all Environmental Laws applicable to it. There has not been any reportable release by the Company of Hazardous Waste at any facility previously owned or leased by the Company, nor any release by the Company triggering a remediation obligation under applicable Law, during its ownership or lease of any such facility. There has not been any reportable release of Hazardous Waste at any facility currently owned or leased by the Company, nor any release triggering a remediation obligation under applicable Law, during its ownership or lease of any such facility.

     5.23. Insurance. Schedule 5.23 sets forth a complete and correct list and description of all insurance policies in force naming the Company as an insured or beneficiary or as a loss payable payee or for which the Company has paid or is obligated to pay all or part of the premiums. Except as set forth on Schedule 5.23, there are no pending claims against such insurance by the Company as to which insurers have denied liability.

     5.24. Contracts.

     (a) Schedule 5.24 sets forth a complete and correct list, as of November 30, 2001, of each obligation, contract, agreement, commitment or arrangement (collectively, "Contracts") to which the Company is a party or by which the Company or its assets is bound, whether written or oral, and which:

     (i) is likely to involve an aggregate amount of consideration of more than $50,000 (other than Contracts with third party payors, patients and Customers, which are described in clause (a)(viii) below, and employee compensation arrangements, which are described in Section 5.13);

     (ii) was not made in the ordinary course of business, consistent with past practice;

     (iii) relates to or evidences Indebtedness or a security interest or mortgage in the property or assets of the Company;

     (iv)  under  which  the  Company   assumes  any  Liability  or  obligations
(including Indebtedness) of any other Person;

     (v) grants to any Person the authority to execute agreements or otherwise act on behalf of the Company;

     (vi) grants to any Person the right to use any property or property right of the Company;

     (vii) is with a Related Person;

     (viii) is with any of the Customers; or

     (ix) limits or purports to limit the ability of the Company to engage in any line of business or with any Person or in any geographic area or during any period of time.

     (b) The Company has heretofore delivered to Buyer a substantially complete and correct copy of each such written Contract, including any amendment, modification or supplement thereto, in the Company's possession. However, in certain cases the Contracts are by their terms or otherwise deemed proprietary and confidential information of a third party or may be subject to express confidentiality and non-disclosure agreements or require the prior written consent of a third party for disclosure, in which case the Company has provided redacted copies or limited information concerning such Contracts. Except as disclosed on Schedule 5.24, each Contract:

     (i) To the knowledge of Sellers, is valid and binding on the respective parties thereto and is in full force and effect, enforceable in accordance with its terms; and

     (ii) Assuming all required consents and approvals are obtained and notices are given, upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect, enforceable in accordance with its terms, without termination, penalty or other adverse consequence.

     (c) The Company is not in material breach of, or material default under, any Contract. To the knowledge of the Company and Sellers, no other party to any Contract is in material breach thereof or material default thereunder. There is no Contract granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of the Company. Except as described on Schedule 5.24, neither Sellers nor the Company has received any written notice that any Contract will not be renewed or terminated by the other party thereto in the foreseeable future (including as a result of the consummation of the transactions contemplated hereby).

     (d) Except as set forth on Schedules 5.24 and 5.13, the Company has no outstanding Contract with any officer, employee, agent, consultant, advisor, salesman, manufacturer's representative, distributor, dealer, subcontractor, broker or any other Person that is not cancelable by the Company on notice of not longer than ninety (90) days and without liability, penalty or premium of any kind, or any Contract providing for the payment of any material bonus or commission based on sales or earnings.

     5.25. Certain Payments. Since January 1, 1999, neither the Company nor any shareholder, director or officer of the Company, or to the knowledge of the Company and Sellers, any employee of the Company or any other authorized Person acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business;
(ii) to pay for favorable treatment for business secured; (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company; or (iv) in violation of any applicable Law; or (b) except as set forth on Schedule 5.25(b), established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     5.26. Customers. Schedule 5.26 identifies the names and locations of the customers (i.e, third party payors and other Persons responsible for payment) of the Company that collectively represent more than 95% of the revenue of the Company recorded for the eleven months ended November 30, 2001, including each such customer that represented more than 1% of such revenues (the "Customers"), and the amount for which each Customer was invoiced during such period. Except as described on Schedule 5.26, the Company has previously provided to Buyer a copy of every written Contract between the Company and each Customer and every amendment, modification or supplement thereto, in the Company's possession, other than routine purchase orders and requisitions and prescriptions. Except as described on Schedule 5.26, as of November 30, 2001, there are no material oral Contracts between the Company and any Customer and neither Sellers nor the Company has received any written or oral notice that any Customer has ceased, or, in the reasonably foreseeable future, will cease, to use the services of the Company, or has substantially reduced, or, in the reasonably foreseeable future, will substantially reduce, the use of such services at any time (including as a result of the consummation of the transactions contemplated hereby).
Notwithstanding any provisions of this Agreement to the contrary, no representation or warranty is made by Sellers or the Company with respect to continued future purchases from the Company by any Customer, or the amount, level or rate of such purchases, if any.

     5.27. Inventory. The inventories of the Company as shown on the Last Balance Sheet and the inventories acquired subsequent to the date of the Last Balance Sheet consist of items of a quality and quantity usable and saleable in the ordinary course of business, and the value of obsolete goods and goods below standard quality have been written down on the Company's books of account to realizable market value or adequate reserves have been provided therefor, and such goods are valued on the Company's books of account at the lower of cost or realizable market value, on a first in first out basis, all in accordance with GAAP.

     5.28. Condition and Sufficiency of Properties and Assets. The physical properties and assets of the Company are in good operating condition and repair (reasonable wear and tear excepted), and are adequate for the uses to which they are being put, and none of such physical properties or assets is in need of maintenance and repairs, except for ordinary and customary capital expenditures consistent with past practice and any other ordinary, routine maintenance and repairs that are not material in nature or cost. The physical properties and assets of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

     5.29. Pharmaceutical Regulation.

     (a) As of the date of this Agreement, the Company has provided to Buyer all state and federal regulatory agency forms, reports, notices, orders or correspondence received since January 1, 1999 from each such regulatory agency relating to any investigations, inspections, examinations, audits or other compliance or enforcement activities by or on behalf of such regulatory agencies, and all responses by or on behalf of the Company to such forms, reports or correspondence.

     (b) As of the date of this Agreement, the Company has provided to Buyer all warning letters, other regulatory letters, notices of violation, notices of hearing or adverse findings received by the Company since January 1, 1999 identifying potential violations of, or deviations from any federal or state agency regulatory requirements, and all responses by or on behalf of the Company to such letters and notices.

     (c) As of the date of this Agreement, the Company has not had any regulatory audits by any outside auditor.

     (d) Sellers have no knowledge of any acts taken by or on behalf of the Company that furnish a reasonable basis for a warning letter or other regulatory letter, other adverse federal or state agency regulatory communication or action (which communications or actions seek to impose restrictions on the Company's business or fines in excess of $2,500 individually or $25,000 in the aggregate), or civil or criminal investigation or action.

     5.30. Disclosures. To Sellers' knowledge, none of this Agreement, the Transaction Documents or any of the Exhibits or Schedules attached hereto or thereto nor any other written document, certificate or statement furnished by Sellers or the Company to Buyer in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. Neither Sellers nor the Company makes any representation or warranty regarding the adequacy or accuracy of any financial forecasts or projections or any other forward-looking statements that may have been delivered to Buyer at any time by or on behalf of Sellers or the Company.

     6. Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

     6.1. Organization and Authority; Due Authorization and Execution. Buyer is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware. Buyer has all necessary corporate power and authority to enter into this Agreement and the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and the Transaction Documents, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery by Buyer of this Agreement and the Transaction Documents or the performance by Buyer of its obligations hereunder or thereunder. This Agreement is, and each of the Transaction Documents has been, or at the Closing will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and each of the Transaction Documents when executed will constitute, the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     6.2. Consents, Approvals, Etc. Except as set forth on Schedule 6.2, no consents, approvals, authorizations, filings with, or notices to, any Governmental Authority, or any third Person under any contracts or agreements to which Buyer is a party or is subject, is required to be made or obtained in connection with the execution and delivery Buyer of this Agreement or any of the Transaction Documents, the performance by Buyer of its obligations hereunder or thereunder or the consummation by Buyer of the transactions contemplated hereby or thereby.

     6.3. No Conflicts. Except as set forth on Schedule 6.3, neither the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby will (i) violate any provision of the Certificate of Incorporation or By-Laws of Buyer; (ii) violate, conflict with, result in a breach or default under, or cause the termination or acceleration of any material mortgage, indenture, contract, license, permit, instrument, trust document or other agreement or document to which Buyer is a party or by which Buyer or any of its assets or properties is bound; (iii) violate any provisions of any Law to which Buyer is subject; or (iv) violate any Order applicable to Buyer.

     6.4. Issuance of Buyer Stock. All shares of Buyer Stock which are to be issued pursuant to the provisions of Section 3.1(b) hereof will be, when issued in accordance with the terms hereof, duly and validly issued, fully paid and non-assessable.

     6.5. Buyer Reports. Buyer has previously furnished to Sellers copies of all Buyer Reports (excluding the exhibits thereto) filed with the Securities and Exchange Commission during 2001 up to and including the date of this Agreement. Buyer shall provide Sellers with copies of all Buyer Reports filed with the Securities and Exchange Commission, and any registration statements filed by Buyer with the Securities and Exchange Commission under the Securities Act, between the date hereof and the Closing Date. As of their respective dates, the Buyer Reports and any registration statements that may be filed under the Securities Act were (or will be) prepared in all material respects in accordance with the requirements of the Securities Act, and the rules and regulations thereunder, and the Exchange Act, and the rules and regulations thereunder, as applicable, and did not (and will not), when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.6. Absence of Material Adverse Change. Since September 30, 2001, there has occurred no event or development which has had, or could reasonably be expected to have, a Material Adverse Effect on Buyer.

     6.7. Litigation. Except as disclosed in the Buyer Reports, there is no action, suit, investigation or proceeding (including, without limitation, any investigation or other proceeding by Medicare or Medicaid) which is pending or, to Buyer's knowledge, threatened against Buyer or any subsidiary of Buyer which, if determined adversely to Buyer or such subsidiary, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

     6.8. Monetary Consideration. Buyer will have available to it on the Closing Date sufficient funds in order to permit it to pay the cash portion of the Purchase Price.

     6.9. Disclosures. To the knowledge of Buyer, none of this Agreement, the Transaction Documents or any of the Exhibits or Schedules attached hereto or thereto nor any other written document, certificate or statement furnished by Buyer to Sellers in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

     7. Covenants of the Parties.

     7.1. Operation of the Business Pending Closing. From the date hereof to the Closing Date or earlier termination of this Agreement, except as otherwise contemplated or permitted by this Agreement, and except as set forth on Schedule 7.1, Sellers shall cause the Company to conduct its business in substantially the same manner in which it is presently conducted and, unless consented to by Buyer, which consent shall not be unreasonably withheld, delayed or conditioned, shall cause the Company to:

     (a) operate its business substantially in the ordinary course, and to the extent consistent with such operation, use its commercially reasonable efforts to: (i) preserve its business organization intact; and (ii) preserve its present relationships with suppliers, lessors and Customers in accordance with past practice over the past 12 months.

     (b) maintain its books, accounts and records in the usual and ordinary manner.

     (c) keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect on the date of this Agreement.

     (d) maintain all physical properties and assets in good repair and operating condition, reasonable wear and tear excepted, in each case, consistent with past practice.

     (e) not sell, transfer or otherwise dispose of any of the Company's assets, other than in the ordinary course of business consistent with past practice.

     (f) not (i) issue, sell, pledge, dispose of or encumber any additional shares of the Company's capital stock or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of the Company's capital stock; (ii) amend its Certificate of Incorporation or By-Laws; (iii) declare, set aside or pay any dividends or distributions of any kind to its shareholders or make any direct or indirect redemption, retirement, purchase or other acquisition of any equity interests, other than distributions to Sellers of cash in an amount not to exceed $1,457,955 in the aggregate, plus such additional amount not to exceed an amount that equals $600,000 for each month occurring after December 31, 2001 and prior to the Closing Date, such amount to be pro-rated in the month in which the Closing occurs based on the number of days in such month up to and including the Closing Date); (iv) split, combine or reclassify any of the Company's outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for outstanding shares of the Company's capital stock; (v) acquire any Person or acquire any assets of any Person, other than inventory and equipment in the ordinary course of business consistent with past practice; (vi) be a party to any merger or consolidation; (vii) create or permit to be created any Lien on any of its assets, other than Permitted Liens; (viii) except with respect to Indebtedness for trade payables incurred in the ordinary course of business, incur any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person; (ix) cancel any Indebtedness; (x) except in the ordinary course of business, amend in any material manner or terminate any Contract to which the Company is a party; (xi) establish, amend in any material manner or terminate any Employee Benefit Plan; (xii) amend any material Contract or other arrangement other than in the ordinary course of business consistent with past practice; (xiii) enter into or amend in any material respect any employment or severance agreement with any employee, except for merit increases in the ordinary course of business consistent with past practice; (xiv) make (or commit to make) any increase in the compensation payable to any officer or director or prepay any loans from the Company to such Person; (xv) except as required by Law or resulting from a change in GAAP, change any method of accounting or any accounting practice or policy used by the Company; (xvi) voluntarily take any action which would cause any of the representations and warranties made by the Company and Sellers in this Agreement not to be true and correct in all material respects on and as of the Closing Date; or (xvii) agree to any of the foregoing.

     7.2. Covenant of Parties' Efforts and Good Faith. Each party will use its reasonable best efforts and act in good faith to cause to be satisfied as promptly as practicable after the date hereof all conditions to Closing and to cause the transactions contemplated by this Agreement to be consummated prior to February 28, 2002. Without limiting the generality of the foregoing, each party shall make all filings with and give all notices to third Persons and Governmental Authorities that may be necessary in order to consummate the transactions contemplated by this Agreement and shall use its reasonable best efforts to obtain all consents and approvals of third Persons and Governmental Authorities necessary in order to consummate the transactions contemplated by this Agreement.

     7.3. Diligence Review.

     (a) The Company and Sellers agree that through January 21, 2002, upon the reasonable request of Buyer, the Company and Sellers shall permit, and shall cause the Company's officers, directors, employees, agents and representatives to permit, Buyer and its employees, agents, attorneys, accountants and representatives (collectively, the "Buyer Representatives") to conduct a due diligence review with respect to the Company including, without limitation, (i) providing access during normal business hours and on reasonable notice to all data, records and other information necessary for Buyer and the Buyer Representatives to conduct a complete business, financial, accounting, tax, environmental and legal audit of all aspects of the business and financial condition of the Company (such data, records, and other information referred to herein as "Seller Due Diligence Information"); and (ii) affording Buyer and the Buyer Representatives a reasonable opportunity to discuss the affairs, finances and operations of the Company with officers, directors, management, key employees and accountants of the Company and such Seller. In addition to the foregoing, the Company and Sellers shall, at the reasonable request of Buyer, introduce Buyer and the Buyer Representatives to the Company's principal customers, principal suppliers and key employees for the purpose of completing its due diligence review; provided, that there shall not be more than two Buyer Representatives present at any meetings with such Persons and that any such meetings shall include a Seller Representative. All contacts and arrangements for such review shall be made through Wiener and/or Kammerer and shall be conducted in a manner that does not unreasonably disrupt or adversely affect the Company's business.

     (b) Buyer agrees that through January 21, 2002, upon the reasonable request of Sellers, it shall permit, and shall cause its officers, directors, employees, agents and representatives to permit, Sellers and their agents, attorneys, accountants and representatives (collectively, the "Sellers' Representatives") to conduct a due diligence review with respect to Buyer, including, without limitation, (i) providing access during normal business hours to all data, records and other information necessary for Sellers and the Sellers' Representatives to conduct a review of the business, financial and legal condition of the Company (such data, records, and other information referred to herein as "Buyer Due Diligence Information" and together with the Seller Due Diligence Information the "Due Diligence Information"); and (ii) affording Sellers and the Sellers' Representatives a reasonable opportunity to discuss the affairs, finances and operations of Buyer with officers, directors, management, employees and accountants of Buyer. In addition, through the Closing Date Buyer will provide Sellers access to Buyer's primary lender solely for the purpose of confirming the availability at the Closing of the cash portion of the Purchase Price.

     (c) During the period beginning on the date of completion of the parties due diligence review as set forth above (as such date may be extended pursuant to the provisions of Section 8.1(f)) each party shall afford to the other, reasonable access at all reasonable times to its officers, directors, management, key employees, accountants, properties, offices, other facilities and all books and records (including tax returns) and shall furnish to the other party such financial, operating and other data and information as the other party may reasonably request.

     (d) Each party agrees that the Due Diligence Information shall be held in confidence pursuant to the Confidentiality Agreement dated May 21, 2001 (the "Confidentiality Agreement") between the Company and Buyer. In addition, that parties acknowledge that under applicable privacy laws and certain contractual provisions access to certain Due Diligence Information may be limited or restricted. The Company and Sellers shall use reasonable efforts to obtain consents of third parties to the disclosure to Buyer and the Buyer Representatives of such restricted Due Diligence Information and until obtained will provide to Buyer and the Buyer Representatives summary information (if permitted under the privacy laws or the restricted contracts) concerning such restricted Due Diligence Information.

     7.4. Further Assurances. Each of the parties shall execute such documents and other instruments and take such further actions as may reasonably be required to carry out the provisions hereof and the transactions contemplated hereby.

     7.5. Certain Tax Matters.

     (a) Sellers, at the Company's expense, shall prepare or cause to be prepared and file or cause to be filed, on a timely basis, all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date (including on extension). Sellers shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence not less than 30 days prior to the anticipated filing date thereof and will not file any such Tax Returns without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed). To the extent required by applicable law, Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by Company to Sellers for such periods. Buyer shall pay or cause to be paid all Taxes imposed upon the Company as an entity shown as due on such Tax Returns. Sellers shall reimburse Buyer for Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

     (b) Subject to the provisions of Section 7.5(h), Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this paragraph, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall
(x) in the case of any taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date under the closing of the books method. All terminations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company. Sellers shall also promptly advise Buyer of any extension of time, or application therefor, within which to file any Tax Return to which the Company becomes a beneficiary after the date hereof.

     (c) Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation, or other proceeding (a "Tax Controversy") with respect to Taxes, provided, that Buyer shall control any Tax Controversy over such Taxes except for Tax Controversies relating to net income or New York State franchise Taxes for periods ending on or prior to the Closing Date, which Tax Controversies shall be controlled by Sellers. If Buyer receives a written notice of audit by a Governmental Authority with respect to a Tax for a taxable period ending on or prior to the Closing Date, Buyer shall notify Sellers within 15 days of receipt (but Buyer's right to indemnification under Section 11 shall not be affected by the failure to give notice, except to the extent that such delay is materially prejudicial to the defense of any such audit). Buyer shall cooperate fully with Sellers in connection with any Tax Controversy with respect to Tax Returns for prior taxable years, and shall retain and provide to Sellers copies of all Tax Returns, supporting work schedules, books and records, and other information that may be relevant to any such Tax Controversy. In connection with any Tax Controversy with respect to Tax Returns for prior taxable years, Sellers shall pay the reasonable fees and expenses of outside tax advisors or tax counsel retained by the Company to the extent reasonably believed by the Company to be necessary to assist the Company in fulfilling its obligations to cooperate fully with Sellers in connection with such Tax Controversy. Sellers' shall pay the Company's reasonable out-of-pocket expenses, including copying costs relating to any such Tax Controversy. Without limiting the generality of the foregoing, Buyer shall retain, until the expiration of the applicable statute of limitations (including any extensions thereof), copies of all Tax Returns, supporting work schedules and other books and records relating to prior taxable years. In the event Buyer determines to dispose of any books and records relating to Tax matters, Buyer shall give Sellers at least 30 days written prior written notice to such effect and Sellers may, at Sellers' cost and expense, make copies of all or any part of such books and records as Sellers may select.

     (d) At Buyer's option, Company and each Seller will join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of the stock of the Company hereunder (a "Section 338(h)(10) Election"). Sellers will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent determined by applicable Law. Sellers shall also pay any tax imposed on the Company attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) any Tax imposed under Section 1374 of the Code; (ii) any Tax imposed under Treas. Reg. ss. 1.338(h)(10)-1(d)(4) and (5); and (iii) any state, local, or foreign Tax imposed on the Company's income or gain. In the event that Sellers shall pay any Taxes under clause (iii) of the preceding sentence that are attributable to the deemed sale of assets by the Company in states other than New York, Buyer shall reimburse Sellers within fifteen days after payment of such Taxes by Sellers, to the extent that the aggregate amount of such Taxes exceeds the amount of Taxes the Sellers would have incurred if the sale of the Company's assets had been taxed solely by New York State.

     (e) If a Section 338(h)(10) Election is made, Buyer, the Company and Sellers agree that the Purchase Price, as adjusted, and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all purposes (including Tax and financial accounting) as shown on
Schedule 7.5(e) hereto. Buyer, the Company and Sellers will file all Tax Returns (including amended returns and refund claims) and information reports in a manner consistent with such allocation.

     (f) Prior to the Closing, the Company and Sellers will not revoke the Company's election to be taxed as an S corporation under Sections 1361 and 1362 of the Code and Section 660 of the New York State Tax Law. The Company and Sellers will not take any action (other than the sale of the Company's stock pursuant to this Agreement) that would result in the termination of the Company's S corporation election under Sections 1361 and 1362 of the Code or
Section 660 of the New York State Tax Law.

     (g) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transfer by Sellers of the capital stock of the Company to Buyer under this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees and, if required by applicable Law, Buyer and the Company will join in the execution of any such Tax Returns and other documentation.

     (h) Following the Closing, Buyer will not permit the Company to file any Tax Returns or amended Tax Returns with respect to net income Taxes or franchise Taxes in lieu of net income Taxes for periods ending on or prior to the Closing Date without the written consent of the Sellers. Sellers hereby give written consent in advance to the filing of any amended net income or franchise Tax Return or original Tax Return with respect to such Taxes for periods ending on or prior to the Closing Date if such amended or original Tax Return is required to be filed because of final audit adjustments by a Governmental Authority to the Company's or either Seller's Tax Returns.

     7.6. Notice of Developments. (a) Prior to the Closing, the Company and Sellers shall promptly notify Buyer in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which in Sellers' reasonable judgment would result in any breach of a representation, warranty or covenant of the Company or Sellers in this Agreement or which could have the effect of making any representation or warranty of the Company or Sellers in this Agreement untrue or incorrect in any material respect and (ii) all other material developments which in Sellers' reasonable judgment materially affects the assets, Liabilities, business, financial condition, operations, results of operations, customer, supplier or employee relations, projections or prospects of the Company. No investigation (or any disclosure made at any time by the Sellers or the Company to Buyer that is not a part of this Agreement as of the date of initial execution) shall limit or modify in any way, or act or result in a waiver of, the Sellers' obligations with respect to any breach of their representations, warranties, covenants or agreements contained herein (including, without limitation, conditions to Closing or indemnification obligations).

     (b) Prior to the Closing, Buyer shall promptly notify Sellers in writing of
(i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which in Buyer's reasonable judgment would result in any breach of a representation, warranty or covenant of Buyer in this Agreement or which could have the effect of making any representation or warranty of Buyer in this Agreement untrue or incorrect in any material respect and (ii) all other material developments which in Buyer's reasonable judgment materially affects the assets, Liabilities, business financial condition, operations, results of operations, customer, supplier or employee relations, projections or prospects of Buyer. No investigation (or any disclosure made at any time by Buyer to
Sellers that is not a part of this Agreement as of the date of initial execution) shall limit or modify in any way, or act or result in a waiver of Buyer's obligations with respect to any breach of their representations, warranties, covenants or agreements contained herein (including, without limitation, conditions to Closing or indemnification obligations).

     7.7. No Shop. From the date of this Agreement until the earlier of the Closing Date or the date on which this Agreement is terminated pursuant to
Section 10 hereof, neither the Company nor the Sellers shall (i) directly or indirectly through any other party encourage or engage in any negotiations with or provide any information to any other person, firm or corporation, or enter into any agreement or understanding, with respect to an acquisition transaction involving the Company or its business or (ii) directly or indirectly through any other party solicit, initiate or encourage any proposal relating to, or enter into any agreement or understanding with respect to, the acquisition of, or other major transaction involving, its business, or (iii) dispose of any material assets other than in the ordinary course of business. Each of the Company and the Sellers shall promptly provide oral and written notice to Buyer of (a) the receipt of any proposal relating to a transaction of the type described in clauses (i), (ii) and (iii) of the preceding sentence and (b) the material terms and conditions of such proposal.

     7.8. Listing of Buyer Stock. Buyer shall use its reasonable efforts to authorize for quotation on the NASDAQ National Market the Buyer Stock to be issued to Sellers under this Agreement.

     7.9. Pharmacy Insurance. During the period from the Closing Date until all claims are barred by the applicable statute of limitations, Buyer shall cause the Company or any successor to maintain pharmacy professional liability insurance (covering the Company or any successor and its pharmacists and other employees) comparable in amount and scope as currently maintained by the Company and in effect on the date hereof.

     7.10. Rule 144. With a view to making available to the Sellers the benefits of Rule 144 promulgated under the Securities Act, and any other similar rules and regulations of the SEC which may at any time permit the Sellers to sell or distribute without registration the Buyer Stock, Buyer agrees to file, for a period of at least two (2) years after the Closing Date, with the Securities and

Exchange Commission in a timely manner all reports and other documents required to be filed by it under the Exchange Act and, upon reasonable request, to take any other reasonable actions necessary or appropriate to permit the Buyer Stock to be sold under Rule 144, including, but not limited to, furnishing any requested opinions of counsel to Buyer's transfer agent and the removal of any restrictive legends from stock certificates.

     7.11. Employees. Following the Closing, Buyer shall use its best efforts to retain as employees of the Company those key employees mutually agreed upon by Sellers and Buyer for at least one year, with at least the same compensation, and with comparable fringe benefits, as are provided by the Company on the Closing Date, subject to the right of Buyer to discharge any employee for cause.

     7.12. Audit Representation Letter. In connection with the audit of Buyer's financial statements for the year ended December 31, 2001 and the audit of the Company's financial statements for the three years ended December 31, 2001, Sellers shall execute and deliver to Arthur Andersen an Audit Representation Letter substantially in the form attached as Exhibit 7.12 hereto.

     7.13. Inventory Valuation. Sellers shall provide, or cause to be provided, to Buyer on or before the opening of business on January 11, 2002 the valuation of the Company's inventory for which the physical inventory count was performed on or about December 30, 2001. In addition, at the Company's expense, Sellers shall perform, or cause to be performed, under the observation of Buyer or Buyer Representatives, a physical inventory count of the Company's inventory as of the close of business on the Closing Date and shall provide, or cause to be provided, to Buyer within seven Business Days of the Closing Date, a valuation of such inventory.

     7.14. Employee Benefit Plans. Not later than 10 business days prior to the Closing Date, Sellers shall provide to Buyer a true, correct and current copy of the Plan, the summary plan description for the Plan, Forms 5500 for the Plan for the preceding 3 years, and the most recent statement of account balances for each participant in the Plan. In addition, at the request of Buyer given not less than five days prior to the Closing Date, Sellers shall cause the Company to adopt a resolution of the Board of Directors terminating the Plan effective immediately prior to the Closing.

     7.15. Insurance Coverage. Sellers shall reasonably cooperate with Buyer in obtaining, at the expense of Buyer, additional insurance increasing the scope and amount of coverage from that provided under the Company's existing insurance policies.

     7.16. Assignment of Automobile Leases. The Company shall use its reasonable best efforts to assign to Sellers the automobile leases set forth on Schedule 5.17(b) and Sellers shall cooperate with the Company in effecting such assignments, including in connection with obtaining the consents of the respective leasing companies necessary to effect such assignments, and shall assume and discharge when due all liabilities and obligations of the Company arising under such leases.

     7.17. Assignment of Domain Name. The Company shall use its reasonable best efforts to cause Telesens Communications Corp. to transfer registration of the "www.vitalitypharmaceutical.com" domain name to the Company.

     7.18. Bad Debt Schedule. Sellers shall deliver, or cause to be delivered to Buyer, the Bad Debt Schedule within seven Business Days of the date of this Agreement.

     8. Conditions Precedent.

     8.1. Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement to consummate the transactions contemplated hereby at the Closing are subject to the fulfillment, at or prior to Closing, of each of the following conditions, any of which may be waived by Buyer:

     (a) The representations and warranties of the Company and Sellers set forth in Sections 4 and 5 of this Agreement shall be true and correct in all material respects (except that any thereof which are qualified as to knowledge or materiality shall be true and correct as written) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the such date, except for those representations and warranties given as of a particular date, which shall be true and correct in all material respects (except that any thereof which are qualified as to knowledge or materiality shall be true and correct as written) as of such date, subject to changes contemplated by this Agreement, and Buyer shall have received a certificate at the Closing from the Company and Sellers to that effect;

     (b) The Company and Sellers shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement to be performed or complied with by them at or prior to the Closing, and Buyer shall have received a certificate at the Closing from the Company and Sellers to that effect;

     (c) All consents and approvals of the third Persons  listed on Schedule 8.1
(c) and all Governmental Authorities necessary in order to consummate the transactions contemplated by this Agreement shall have been obtained;

     (d) There shall have been no Law or Order promulgated, enacted, entered or enforced by any Governmental Authority that shall remain in effect that restrains, prohibits or delays the performance of this Agreement;

     (e) The Company shall not have suffered any Material Adverse Effect (whether or not such effect is referred to or described in any Schedule);

     (f) Buyer shall be satisfied with its business, legal accounting and financial due diligence investigation of the Company no later than January 21, 2002, and shall have advised Sellers in writing to such effect on or prior to such date; provided, that, if Sellers and the Company have not complied in all material respects with the provisions of Section 7.3(a) or the first sentence of
Section 7.13, such date shall be extended for any periods of delay caused by Sellers or the Company;

     (g) No action, suit or proceeding shall be pending or threatened before any Governmental Authority to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, in each such case which action, suit or proceeding would reasonably be expected to have a Material Adverse Effect on the Company or materially and adversely affect the ability of Sellers to consummate the transactions contemplated by this Agreement;

     (h) All agreements, certificates and other documents delivered to Buyer hereunder shall be in form and substance satisfactory to counsel for Buyer, in the exercise of such counsel's reasonable judgment;

     (i) All officers and directors of the Company shall have delivered to Buyer their resignations as officers and directors of the Company, effective as of the Closing Date;

     (j) Sellers shall have entered into the Non-Competition, Non-Solicitation and Non-Disclosure Agreement substantially in the form of Exhibit 8.1(j) hereto;

     (k) Marc Wiener shall have entered into an Employment Agreement with Scrip Solutions substantially in the form of Exhibit 8.1(k) hereto;

     (l) Barbara Kammerer shall have entered into an Employment Agreement with Scrip Solutions substantially in the form of Exhibit 8.1(l) hereto;

     (m) Sellers shall have entered into the Escrow Agreement;

     (n) The landlord of the Company's premises shall have entered into the Lease Agreement;

     (o) The Company shall have caused such Persons designated by Buyer to become authorized to sign checks on behalf of the Company;

     (p) Employees of the Company who are trustees of the Company's Employee Benefit Plans shall have resigned as trustees of such Employee Benefit Plans effective as of the Closing; and

     (q) The Company shall have obtained the consent of Vitality Drug Corp., substantially in the form of Exhibit 8.1(q) hereto, to use the "Vitality" name.

     8.2. Conditions Precedent to Sellers' Obligations. The obligations of Sellers under this Agreement to consummate the transactions contemplated hereby at the Closing are subject to the fulfillment, at or prior to Closing, of each of the following conditions, any of which may be waived by Sellers:

     (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except that any thereof which are qualified as to knowledge or materiality shall be true and correct as written) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the such date and Sellers shall have received a certificate at the Closing from Buyer to that effect;

     (b) Buyer shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement to be performed or complied with it at or prior to the Closing, and Sellers shall have received a certificate at the Closing from Buyer to that effect;

     (c) All consents and approvals of the third Persons  listed on Schedule 8.1
(c) and all Governmental Authorities necessary in order to consummate the transactions contemplated by this Agreement shall have been obtained;

     (d) There shall have been no Law or Order promulgated, enacted, entered or enforced by any Governmental Authority that shall remain in effect that restrains, prohibits or delays the performance of this Agreement;

     (e) No action, suit or proceeding shall be pending or threatened before any Governmental Authority to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, in each such case which action, suit or proceeding would reasonably be expected to have a Material Adverse Effect on Buyer or materially and adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement;

     (f) All agreements, certificates and other documents delivered to the Company and Sellers hereunder shall be in form and substance satisfactory to counsel for the Company and Sellers, in the exercise of such counsel's reasonable judgment.

     (g) Scrip Solutions shall have entered into the Employment Agreements referred to in Sections 8.1(k) and 8.1(l) hereof;

     (h) Buyer shall have entered into the Escrow Agreement;

     (i) The Company shall have entered into the Lease Agreement and Buyer shall have executed the guaranty attached to such agreement;

     (j) The Buyer Stock to be issued to Sellers under this Agreement shall have been authorized for quotation on the Nasdaq National Market upon official notice of issuance; and

     (k) Buyer shall not have suffered a Material Adverse Effect.

     9. Closing.

     9.1. Closing Date and Place of Closing. Subject to the prior termination of this Agreement under Section 10, and unless otherwise agreed to by the parties in writing, the consummation of the transactions described herein (the "Closing") shall take place at 10:00 a.m. on the third Business Day immediately following the date on which the conditions to the Closing have been first satisfied or waived (the "Closing Date"), at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York 10036, or at such other time or location as may be mutually agreed to by the parties.

     9.2. Sellers' Deliveries. At the Closing, the Company and Sellers shall execute (where appropriate) and deliver, or cause to be delivered, to Buyer:

     (a) All certificates required to be delivered by the Company and Sellers pursuant to the terms of this Agreement;

     (b) Stock certificates representing all of the issued and outstanding shares of capital stock of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer;

     (c) The Non-Competition, Non-Solicitation and Non-Disclosure Agreement referred to in Section 8.1(j) hereto;

     (d) The Employment Agreements referred to in Sections 8.1(k) and 8.1(l) hereto;

     (e) The Escrow Agreement;

     (f) The Lease Agreement and related guaranty;

     (g) Internal Revenue Service Form 8023 (or any successor form) properly executed by all shareholders of the Company;

     (h) The consent to use the "Vitality" name referred to in Section 8.1(q) hereto;

     (i) A receipt for the Purchase Price; and

     (j) All other documents and instruments required to be delivered hereunder or as Buyer may reasonably request in connection with the Closing of the transactions contemplated hereby, all such documents and instruments to be reasonably satisfactory to Buyer and its counsel.

     9.3. Buyer's Deliveries. At the Closing, Buyer shall execute (where appropriate) and deliver, or cause to be delivered, to Sellers:

     (a) all certificates required to be delivered by Buyer pursuant to the terms of this Agreement;

     (b) the Purchase Price (less the number of Escrow Shares which will be delivered to the Escrow Agent to be held and disbursed in accordance with the terms of the Escrow Agreement);

     (c) the Non-Competition, Non-Solicitation and Non-Disclosure Agreement referred to in Section 8.1(j) hereto;

     (d) the Employment Agreements referred to in Sections 8.1(k) and 8.1(l) hereto;

     (e) the Escrow Agreement (and the Escrow Shares to the Escrow Agent);

     (f) The Lease Agreement and related guaranty; and

     (g) all other documents and instruments required to be delivered hereunder or as Sellers may reasonably request in connection with the Closing of the transactions contemplated hereby, all such documents and instruments to be reasonably satisfactory to Sellers and their counsel.

     10. Termination.

     10.1. Right of Parties to Terminate. This Agreement may be terminated prior to the Closing Date:

     (a) By the mutual written consent of Buyer and Sellers;

     (b) By Sellers in writing, without liability, if Buyer shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date; or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) Business Days after Sellers have notified Buyer of their intent to terminate this Agreement pursuant to this subparagraph
(b);

     (c) By Buyer in writing, without liability, if (i) either the Company or Sellers shall (A) fail to perform in any material respect their agreements contained herein required to be performed by them on or prior to the Closing Date or (B) materially breach any of their representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) Business Days after Buyer has notified Sellers of its intent to terminate this Agreement pursuant to this subparagraph (c); or (ii) if Buyer has the right not to consummate the transactions contemplated hereby as a result of the failure to satisfy the conditions to closing as set forth in Section 8.1(f);

     (d) By either Sellers or Buyer in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Buyer and/or Sellers, which prohibits or restrains Buyer and/or Sellers from consummating the transactions contemplated hereby, provided that Buyer and Sellers shall have used their reasonable best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within 30 days after entry, by any such court or governmental or regulatory agency; or

     (e) By either Sellers or Buyer, in writing, without liability, if for any reason the Closing has not occurred by February 28, 2002 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this
Section 10.1(e) shall not be available to any party whose willful failure to fulfill or perform any obligation under this Agreement or any Transaction Document has been a substantial cause of, or has substantially resulted in, the failure of the Closing to occur on or before such date.

     10.2.  Effect of  Termination.  In the event of a  termination  pursuant to
Section 10.1, this Agreement shall become void and there shall be no liability or obligation on the part of any party hereto, except for this Section 10 and Sections 12.12 and 12.14, which shall survive such termination; provided, however, that termination pursuant to subparagraphs (b), (c) or (e) of Section
10.1 shall not relieve a defaulting or breaching party from any liability to the other parties hereto.

     11. Indemnification.

     11.1. Indemnity.

     (a) Sellers shall, on a Pro Rata Basis, indemnify, defend and hold Buyer and its directors, officers and employees harmless, from and against all claims, losses, liabilities, damages, judgments, reasonable costs or reasonable expenses incurred by any of them (including reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by them as a result of or arising from (i) any misrepresentation or breach of warranty made by the Company and Sellers in this Agreement, in any of the Transaction Documents, Exhibits or Schedules, or in any certificate or document delivered by or on behalf of the Company and/or Sellers pursuant to this Agreement or (ii) the non-performance (in whole or in part) by the Company and/or Sellers of any of their respective covenants, obligations or agreements contained in this Agreement.

     (b) Buyer shall indemnify, defend and hold Sellers harmless, on a Pro Rata basis, from and against all Losses incurred by them as a result of or arising from (i) any misrepresentation or breach of warranty made by Buyer in this Agreement, in any of the Transaction Documents, Exhibits or Schedules, or in any certificate or document delivered by or on behalf of Buyer pursuant to this Agreement; or (ii) the non-performance (in whole or in part) by Buyer of any of its covenants, obligations or agreements contained in this Agreement.

     (c) Any indemnification payments made hereunder shall be treated as an adjustment to the Purchase Price.

     11.2. Limitations. The indemnification obligations set forth herein shall be limited as follows:

     (a) All representations and warranties contained in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive until April 30, 2003, except for the representations and warranties contained in (i) Section 5.11, which shall survive for 180 days after the applicable statute of limitations, including any extensions executed by the taxpayer and agreed to by Sellers; (ii) Sections 5.20 and 5.22, which shall survive for the applicable statute of limitations (but not less than two years from the Closing Date); (iii) Section 5.15(e), which shall survive for three years from the Closing Date; and (iv) Sections 4.2 and 5.7, which shall survive indefinitely (or if such indefinite survival is not permitted by applicable law, then the maximum period permitted by applicable law). Any representation, warranty or indemnity which is the subject of a claim or dispute asserted in writing (or the subject of a proceeding) prior to the expiration of the applicable survival period shall survive with respect to such claim or dispute until the resolution thereof. No claim for indemnification shall be made or asserted for the first time after the applicable survival period has expired. No investigation or other examination by a party shall affect the term of survival of the representations and warranties set forth above.

     (b) The indemnification provided for in this Section 11 shall be subject to the following additional limitations:

     (i) Buyer shall make no claim against Sellers for indemnification under this Section 11 unless and until the aggregate amount of such claims against

Sellers exceeds $250,000 before taxes (the "Basket"), in which event Buyer may claim indemnification only for all Losses incurred in excess of the amount of the Basket; provided that claims arising out of a breach of the representations, warranties, covenants and agreements contained in Section 4 and Sections 5.7, 5.11, 7.1, 7.5 and 12.4 shall not be subject to the Basket.

     (ii) Notwithstanding anything in this Agreement to the contrary and subject to the provisions of Section 11.2(b)(iii) hereof, Sellers shall not be obligated under any circumstance to make any indemnification payment under this Section 11 for breaches of any of the representations and warranties of the Company and Sellers hereunder in excess of $6,750,000; provided, however, that the foregoing limitation shall not apply to any claims for indemnification with respect to any breach by the Company or Sellers of any of the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 5.7 and 5.11 hereof, in which case the aggregate amount of Sellers' indemnification obligations for such breaches shall be capped at the Purchase Price (less the amount of any indemnification payments made pursuant to the first clause of this subsection).

     (iii) Notwithstanding the provisions of Section 11.2(b)(ii) hereof, in the event of any breach by the Company or Sellers of the representations and warranties set forth in Section 5.15(e) hereof, Sellers' indemnification obligation with respect thereto shall be capped at $2,250,000; provided, that such amount will be reduced dollar-for-dollar by any amounts collected by the Company after December 31, 2001 (A) in payment of accounts receivables which were outstanding as of December 31, 2001 for more than 90 days; (B) with respect to accounts receivable that were outstanding as of December 31, 2001 for more than 60 but less than 91 days (the "60 Day Receivables"), which exceed the gross 60 Day Receivables less the amount reserved for doubtful accounts with respect to such 60 Day Receivables as reflected in the 2001 Financial Statements; and
(C) in payment of accounts receivable which are set forth on the Bad Debt Schedule; and, provided, further, that if Sellers make an indemnification payment to an Indemnified Party on account of any Losses incurred as a result of any breach of the representations and warranties set forth in Section 5.15(e) hereof, Buyer shall repay to Sellers, on a Pro Rata Basis, the amount (the "Refund Amount"), if any, by which such indemnification payments by Sellers exceeds the indemnification obligation cap under this Section 11.2(b)(iii) (as such indemnification cap is reduced from time to time prior to the date of payment of such indemnification amount determined in accordance with clauses
(A), (B) and (C) of this subsection and further reduced by any amounts determined in accordance with this Section 11.2(b)(iii) that are collected by the Company during the six month period following the date of payment by Sellers of the indemnification payment, such payment to be made within five days of the date of determination of such Refund Amount).

     (iv) The rights of the parties under this Section 11 and the Escrow Agreement shall be the exclusive remedy of the parties and the Indemnitees with respect to claims and Losses arising under this Agreement.

     (v) The liability of the Indemnifying Party shall be net of any Tax benefits received by the Indemnitee (or in the case of indemnification by Sellers, of Tax benefits received by the Company or Buyer) in respect of the Loss giving rise to the claim for indemnification.

     (vi) No Losses shall be recoverable by an Indemnitee with respect to any matter that is covered by insurance to the extent proceeds of such insurance are paid (net of any costs incurred in connection with the collection thereof) to the Indemnitee. The Indemnitee hereby agrees to seek all reasonable remedies against all applicable insurers prior to seeking to recover any Losses under this Agreement. The Indemnitee shall give notice to the Indemnifying Party of Losses which may be so covered by insurance.

     11.3. Notice of Claim; Right to Participate in and Defend Third Party Claims; Non-Third Party Claims.

     (a) The Indemnitee shall give prompt notice (the "Claim Notice") to the Indemnifying Party of any claim, including any claim, action, suit, proceeding or investigation by a third party (a "Third Party Claim"), that may result in a Loss. Subject to Section 11.2, the failure to deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the resulting delay is materially prejudicial to the defense of any such claim. The Claim Notice shall describe the claim in detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

     (b) If the claim set forth in the Claim Notice involves a Third Party Claim, the Indemnifying Party will have the right to assume (subject to the limitations of this Section 11) and thereafter conduct the defense of such Third Party Claim with counsel of its choice (and reasonably acceptable to the Indemnitee) if it acknowledges to the Indemnitee in writing that it has reasonably determined in good faith that the predominant elements of the Third Party Claim on their face could give rise to an indemnification obligation hereunder; provided, that the Indemnifying Party shall exercise its right to assume such defense within twenty (20) days of its receipt of the Claim Notice. If the Indemnifying Party does not assume the defense of a Third Party Claim, the Indemnitee may defend such Third Party Claim in such manner as it deems appropriate; provided, that the Indemnitee will not settle any Third Party Claim without the consent of the Indemnifying Party (such consent not to be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, if a Third Party Claim results from or arises out of a breach of the representations and warranties of Sellers set forth in Section 5.15(e), Sellers shall not have the right to assume or control the defense of such Third Party Claim but may, at their own expense, participate with Buyer in the defense thereof.

     (c) If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnitee shall be entitled to participate in but not control the defense of such Third Party Claim with its own counsel and at its own cost and expense; provided, however, that if, in the opinion of counsel for the Indemnitee, there is likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnitee and the Indemnifying Party, then the Indemnifying Party shall reimburse the Indemnitee for the reasonable fees and expenses of separate counsel reasonably acceptable to the Indemnifying Party, to the extent such fees and expenses are incurred solely in connection with the matters with respect to which there is a conflict of interest. Notwithstanding anything in this Section 11.3 to the contrary, the Indemnifying Party will not, without the written consent of the Indemnitee: (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third Party Claim; or (ii) settle or compromise any Third Party Claim in any manner that (A) involves the sale, forfeiture or loss of, or the creation of any Lien on, any property of such Indemnitee, (B) involves an award which together with previous awards would exceed the available amount of the indemnity hereunder, or (C) involves equitable remedies against the Indemnitee or any of its Affiliates.

     (d) All parties hereto shall cooperate reasonably in the defense of any Third Party Claim and shall use its reasonable efforts to furnish all witnesses and testimony, records, materials and other information, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

     (e) If the claim set forth in a Claim Notice does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnitee within thirty (30) days of its receipt of the Claim Notice whether or not the Indemnifying Party disputes such claim. If the Indemnifying Party does not timely notify the Indemnitee that it disputes such claim, as provided above, the claim specified by the Indemnitee in the Claim Notice will be deemed a Liability of the Indemnifying Party hereunder. If the Indemnifying Party timely disputes such claim such dispute will be resolved by litigation in an appropriate court of competent jurisdiction.

     (f) All payments required to be made by an Indemnifying Party to an Indemnitee under this Section 11 shall be made in cash; provided, however, that if at any time any payment of indemnification is required to be made by Sellers, or either of them, and the Escrow Agent is holding Escrow Shares, then the Sellers shall first cause the Escrow Agent to deliver Escrow Shares, in lieu of cash, with such Escrow Shares to be valued at the Closing Share Price. If at any time any payment of indemnification is required to be made by Sellers, or either of them, and the Escrow Agent is no longer holding Escrow Shares or the number of Escrow Shares then held by the Escrow Agent is not sufficient to satisfy such payment obligation, Sellers shall satisfy such indemnification obligation (to the extent not satisfied by the delivery to Buyer of Escrow Shares) by the delivery to Buyer, at Sellers' option, of cash or a combination of cash and shares of Buyer Stock (valued at the Closing Share Price); provided, that the amount of cash to be delivered to Buyer as part of such payment not otherwise satisfied through the delivery of Escrow Shares shall not be less than 77.8% of such payment.

     12. Miscellaneous.

     12.1. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. Without the prior written consent of Buyer, Sellers may not assign their rights, duties or obligations hereunder or any part thereof to any other Person. Buyer may assign its rights hereunder, without the consent of Sellers, to any corporation all of the outstanding capital stock of which is owned or controlled, directly or indirectly, by Buyer; provided that Buyer shall not be released from any of its duties or obligations hereunder by reason of such assignment.

     12.2. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications under this Agreement shall be in writing and shall be conclusively deemed delivered and effective (i) when hand delivered to the other party; (ii) when received after being sent by registered or certified mail, return receipt requested, postage prepaid; (iii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery; or (iv) in the case of a facsimile transmission, upon receipt by the recipient and the issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error; provided, however, that the sender shall contemporaneously mail a copy of the notice to the addressee by the method provided for in (i) or (ii) above, but such mailing shall in no way alter the time at which the notice sent by facsimile transmission is deemed received, in each case to the intended recipient as set forth below:

If to Buyer:

                                    MIM Corporation
                                    100 Clearbrook Road
                                    Elmsford, NY  10523
                                    Attention: Barry Posner
                                    Facsimile:  (914) 460-1670

with a copy (which shall not constitute notice) given in the aforesaid manner to

                                    King & Spalding
                                    1185 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: E. William Bates, II
                                    Facsimile: (212) 556-2222

If to Sellers by notice to:

                                    Barbara Kammerer
                                    221-30 58th Avenue
                                    Bayside, New York 11364

                                              and

                                    Marc Wiener
                                    2 Madison Place
                                    Jericho, New York 11753

with a copy (which shall not constitute notice) given in the aforesaid manner to:

                                    Taylor, Colicchio & Silverman, LLP
                                    99 Park Avenue
                                    New York, NY  10016
                                    Attn:  Stephen B. Silverman, Esq.
                                    Facsimile: (212) 661-5060

   Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

     12.3. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 12.3.

     12.4. Brokerage. Seller represents and warrants to Buyer that, other than Adams, Harkness & Hill, Inc., no broker, investment banker, financial advisor or other Person is entitled to receive from the Company, Sellers or any of their Affiliates, any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement. Sellers agree to pay such fee. Buyer represents and warrants to Seller that, other than Compass Partners International, LLC, no broker, investment banker, financial advisor or other Person is entitled to receive from Buyer any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement. Buyer agrees to pay such fee.

     12.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York in all respects without giving effect to the principles of conflicts of law thereof. No provision of this Agreement or any Transaction Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other Governmental Authority by reason of such party's having or being deemed to have structured or drafted such provision.

     12.6. Consent to Jurisdiction. Each party to this Agreement hereby expressly (a) submits itself to the personal jurisdiction of any Federal or state court located in the City of New York, State of New York in connection with any action, suit or proceeding brought against such party in connection with any dispute that arises out of, or relates to, this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (c) agrees that it shall not bring any action related to this Agreement, the Transaction Documents or any of the transactions contemplated hereby or thereby in any court other than a Federal or state court sitting in the City of New York, State of New York.

     12.7. Representations and Covenants of the Company and Sellers. If the Closing occurs, all representations, warranties, covenants and agreements of the Company and Sellers made pursuant to this Agreement shall be deemed to be representations, warranties, covenants and agreements solely of Sellers for all purposes hereunder, including, without limitation, Section 11 hereof, and Sellers shall be responsible for any breach thereof in accordance with the terms of, and subject to the limitations set forth in, this Agreement.

     12.8. Entire Agreement. This Agreement, the Transaction Documents and the Schedules and Exhibits attached hereto and the Confidentiality Agreement embody the entire agreement of the parties hereto relating to the subject matter hereof and supersede all prior oral or written agreements between said parties with respect to said subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties hereto unless same is made in writing and signed by each of the parties hereto.

     12.9. Additional Acts and Documents. Each party hereto agrees to do such things, take all such actions, and make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Agreement, in each case, at the sole expense of the party or parties so requested.

     12.10. No Waiver. Failure of any party to this Agreement to require performance by another of any provision expressed herein shall in no way affect that party's right to thereafter enforce such provision; nor shall the waiver by any party of any breach of any provision expressed herein be taken or held to be a waiver of any succeeding or other breach of such provision or as a waiver of the provision itself or of any other provision; provided, that, if the parties consummate the transactions contemplated by this Agreement, the parties hereby waive all claims for Losses as a result of or arising from any failure of the Company or Sellers to obtain any required consent of, make any required filing with, or provide notification to (i) any third party payor or manufacturer or supplier of pharmaceutical products identified on Schedule 5.5 or (ii) any Governmental Authority having jurisdiction over the licenses and permits held by the Company and identified on Schedule 5.6. Moreover, Buyer's decision to close this transaction notwithstanding its constructive or actual knowledge of the breach by Sellers of one or more of its representations, warranties or obligations hereunder shall not relieve Sellers of their indemnification obligations hereunder with respect to such breach unless the executive officers of Buyer have actual knowledge of such breach and such breach would entitle Buyer not to consummate the transaction hereunder. In such case, Buyer is specifically relying on Sellers' indemnification obligation, as well as the underlying representation, warranty or obligation.

     12.11. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     12.12. Press Releases. Except as may be required by law or by the rules of the securities market through which Buyer's securities are quoted, no party hereto shall make, issue or release a public announcement, press release, public statement or public acknowledgment of the existence, or reveal publicly, the terms, conditions and status of the transactions provided for herein without the prior written consent of the other party as to the content and time of the release of and the media in which such statement or announcement is to be made, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may make such disclosure if advised in writing by counsel that it is legally required to do so.

     12.13. No Third-Party Beneficiaries. With the exception of the parties to this Agreement, there shall exist no right of any Person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

     12.14. Fees and Expenses. Each of Buyer and Sellers shall pay all their respective fees and expenses in connection with the transactions contemplated by this Agreement, including, without limitation, all due diligence examination fees, attorneys' fees, accountant's fees and investment banker's fees. All such expenses incurred by the Company or Sellers in connection with this Agreement and the transactions contemplated hereby shall be paid by Sellers from the proceeds of the Purchase Price and not by the Company or Buyer.

     12.15. Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     12.16. Knowledge. As used herein, the terms "Sellers' knowledge" and "to the knowledge of Sellers" with respect to Sellers shall mean the knowledge of the Sellers. Knowledge shall include actual knowledge as well as the knowledge a reasonable business person would have obtained after making reasonable inquiry of the Company's key employees and key consultants and after exercising reasonable diligence with respect thereto.

         IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement as of the day and year first above written.




                                           MIM CORPORATION



                                           By:  /s/ Richard H. Friedman
                                                -----------------------
                                                Name: Richard H. Friedman
                                                Title: Chief Executive Officer


                                           VITALITY HOME INFUSION
                                               SERVICES, INC.



                                          By:  /s/ Marc A. Wiener
                                               -----------------------
                                               Name: Marc A. Wiener
                                               Title: Vice President



                                           SHAREHOLDERS



                                                /s/ Marc Wiener
                                                ------------------------
                                                Marc Wiener


                                                /s/ Barbara Kammerer
                                                -----------------------
                                                Barbara Kammerer